EXECUTION

DATED AS OF THE 19th DAY OF FEBRUARY, 2009

AMONG
PRICESMART (TRINIDAD) LIMITED
(the 'Borrower')

AND

FIRSTCARIBBEAN INTERNATIONAL BANK

(TRINIDAD & TOBAGO) LIMITED

(the 'Bank')

LOAN FACILITY AGREEMENT

(Up to US$9,500,000.00)

M. Glenn Hamel-Smith
Attorney-at-Law
M HAMEL-SMITH & CO
Eleven Albion
Corner Dere & Albion Streets
Port of Spain
Trinidad
Tel: hit (868) 821-5500
Fax: Int (868) 821-5501
E-Mail: mhstrinidadlaw.com
Web site: http://www.trinidadlaw.com
©2008 M Hamel-Smith & Co. – All Rights Reserved

Index to Clauses

1           Definitions and Interpretation

2           The Facilities

3           Purpose

4           Conditions

5           Drawdown

6           Repayment, Prepayment and Cancellation

7           Fees and Expenses

8           Payments

9           Representations and Warranties

10           Security and Undertakings

11           Default

12           Indemnities

13           Taxes

14           Changes in Circumstances

15           General

Schedule 1 Schedule 2 Schedule 3 Schedule 4 Schedule 5

Drawdown Notice

Conditions Precedents

Form of Collateral Mortgage – Port-of-Spain Form of Deed of Licence – PATT
Form of Deed of Licence – TCDCL

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THIS LOAN FACILITY AGREEMENT (this 'Agreement') is dated as of the 19th day of February, 2009 and made BETWEEN:

1.
The 'Borrower': PRICESMART (TRINIDAD) LIMITED a company with limited liability incorporated under the Companies Act, 1995 (Ch. 81:01 of the laws of Trinidad and Tobago) with company number P 1916 (95) A and having its registered office at Endeavour Road and Narsaloo Ramaya Road, Chaguanas, in the island of Trinidad; and

2.
The 'Bank': FI40012IBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMW01/.4,.,bank licensed under the Financial Institutions Act, 1993 (as amend'eA ynd incorporated as a company with limited liability under the Companies Actg*,:81:01, of the revised law., of Trinidad and Tobago and having its registereOltee at 74 Long Circular Road, Maraval, Trinidad.

RECITALS:
Y,.1 -969
A.The Borrower has requested' thp,,Bank to make available to it a sum of up to NINE
MILLION FIVE.:1:IUig? /THOUSAND US DOLLARS (US$9,500,000.00) (the 'Principal Sun)T6i the purpose of providing funding, utilizing the equity in the existing warehouse clubs, to assist in the costs related to the construction of the Price Smart San Fernando warehouse club.

NOW THEREFORE IT IS HEREBY AGREED by and between the parties as follows:

1            DEFINITIONS AND INTERPRETATION

1.1            Definitions

In this Agreement, unless the context otherwise requires:
`Advance' means an advance made or to be made by the Bank to the Borrower under this Agreement or, as the context may require, the principal amount thereof from time to time outstanding;

`Affiliate' means any legal entity which controls, is controlled by, or is under common control with another legal entity. An entity is deemed to "control" another if it owns directly or indirectly at least fifty percent of either of the following"
(A)	The shares entitled to vote at a general election of directors of such other entity;

(B)	The voting interest in such other entity if such other entity does not have either shares or directors;

`Assignment of Insurance Policies' means an assignment of even date herewith made by the Borrower in favour of the Bank assigning all of the Borrower's right title and interest in the Insurance Policies with Loss Payee Endorsements, by way of further and/or additional and/or collateral security to that created by this Agreement for the repayment and discharge of the Secured Liabilities;

`Balloon Payment' means a balloon payment in the sum of TWO MILLION EIGHT HUNDRED AND FIFTY THOUSAND US DOLLARS (US$2,850,000.00) payable on the Repayment Date in accordance with Clause 6.1 hereof;

`Business Day' means a day on which commercial banks in Trinidad and Tobago and the United States of America are open for business of the kind contemplated in this Agreement (not being a Saturday or Sunday or public holiday);

`Capital Expenditure' means [any expenses incurred which would be treated as a capital expense in accordance with International Financial Reporting Standards in Trinidad and Tobago, including but not limited to, expenses incurred in acquiring or upgrading physical assets such as buildings and machinery];

`Collateral Mortgage – Port-of-Spain' means the collateral mortgage to be entered into by the Borrower in the form attached hereto as Schedule 3 creating in favour of the Bank a first mortgage over the property known as PriceSmart Port-of-Spain as more properly described in the schedule thereto granted by way of further and/or additional and/or collateral security to that created by this Agreement for the repayment and discharge of the Secured Liabilities, to be entered into contemporaneously with the execution of the Deeds of Licence;

`Collateral Mortgage – San Fernando' means the collateral mortgage dated of even date herewith made by the Borrower creating in favour of the Bank a first mortgage over the property known or to be known as PriceSmart San Fernando as more properly described in the schedule thereto granted by way of further and/or additional and/or collateral security to that created by this Agreement for the repayment and discharge of the Secured Liabilities;

`Collateral Mortgages' means together the Collateral Mortgage – Port-of-Spain and the Collateral Mortgage – San Fernando;

`Commitment' means the commitment of the Bank to make the Advance up to the Facility Amount on the terms and conditions of this Agreement;

`Conditions Precedent' means the conditions precedent set out in Schedule 2;

`Debentures' mean together the Debenture – PSMT, the Debenture – PSOL and the Debenture – PST, and any of them individually a Debenture';

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THIS LOAN FACILITY AGREEMENT (this 'Agreement') is dated as of the 19th day of February, 2009 and made BETWEEN:

`Debenture — PSMT' means the debenture made collateral hereto dated of even date herewith and made between PSMT and the Bank whereby PSMT has created in favour of the Bank fixed charges by way of mortgage and floating charges over all of its present and future assets as security for the repayment of all moneys and liabilities specified therein, ranking second only to the Debenture - RBTT;

`Debenture — PSOL' means the debenture made collateral hereto dated of even date herewith and made between PSOL and the Bank whereby PSOL has created in favour of the Bank fixed charges by way of mortgage and floating charges over all of its present and future assets as security for the repayment of all moneys and liabilities specified therein, ranking second only to the Debenture - RBTT;

`Debenture — PST' means the debenture made collateral hereto dated of even date herewith and made between the Borrower and the Bank whereby the Borrower has created in favour of the Bank fixed by way of mortgage and floating charges over all of the Borrower's present and future assets as security for the repayment of all moneys and liabilities specified therein, ranking second only to the Debenture - RBTT;

`Debenture RBTT' means the debenture dated the 5th day of August 2003 and registered on the 4th day of September 2003 with registration No. DE2003 0326 3635 D001 together with a supplemental mortgage debenture dated as of the 2nd day of December 2008 and registered on the 22nd day of December 2008 with registration No. DE 2008 0306 9674 D001 whereby the Borrower created in favour of RBTT Bank Limited a mortgage over the property known as PriceSmart Chaguanas as more particularly described in the schedule thereto as security for the repayment of all moneys and liabilities specified therein;

`Deed of Adherence' means the deed of adherence to be entered into by PSE, the Borrower and the Bank under which PSE will agree to adhere to the terms of the Guarantee as if it were originally named as a guarantor thereunder, which deed is to be entered into upon the registration of the PSE Articles of Organisation Amendment in the relevant registry in Barbados;

`Deed of Subordination' means the deed of subordination of even date herewith entered into in favour of the Bank by the Borrower, PSI and PMST subordinating fifty percent (50%) of the Intercompany Debt to the amounts owing by the Borrower to the Bank;

`Deeds of Licence' means the deeds of licence and consent required by the Borrower to enter into the Collateral Mortgage — Port-of-Spain, to be provided by each of the Port Authority of Trinidad and Tobago and Trinbago Cultural Development Company Limited respectively in respect of PriceSmart Port-of-Spain in the forms or in similar forms attached hereto as Schedule 4 and Schedule 5 respectively;

`Default Rate' means the Interest Rate plus 3% per annum;

`Drawdown Date' means, in relation to any Advance, the date on which the Advance is made;

'Brawdown Notice' means a notice in the form set out in Schedule 1;

`Encumbrance' means any mortgage, pledge, charge, lien, assignment by way of security, title retention, hypothecation or other security agreement or arrangement or other interest vested in a third party, including those imposed or arising by operation of law or equity;

`Event of Default' means any of the events or circumstances described in Clause 11.1 and includes any event which, with the giving of notice and/or lapse of time and/or a determination being made under the relevant sub-clause, would be an Event of Default;

`Facilities' means the loan facilities made available to the Borrower by the Bank upon the terms and subject to the conditions set out in this Agreement;

`Facility Amount' means the sum of up to NINE MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS (US$9,500,000.00);

`Financial Indebtednes. means Indebtedness incurred in respect of:

(a)	money borrowed, raised or deposited;

(b)	any bond bill of exchange note loan stock debenture commercial paper or similar security or instrument;

(c)	acceptance, documentary credit or guarantee facilities;

(d)	deferred payments for assets or services acquired but excluding trade credit in the ordinary course of business not exceeding ninety (90) calendar days;

(e)
rental payments under leases, whether in respect of land buildings machinery equipment or otherwise, entered into primarily as a method of raising finance or financing the acquisition of the relevant asset;

(f)	payments under hire purchase contracts;

(g)	factored debts, to the extent that there is recourse;

(h)	guarantees bonds standby letters of credit or other instruments issued in connection with the performance of contracts or obligations;

(i) interest rate or currency swaps and similar financial transactions;

(j)	guarantees indemnities or other assurances against financial loss in respect of Indebtedness of any person falling within any of paragraphs (a) to (i) inclusive above; and

(k)	amounts raised or obligations incurred under any other transaction having the commercial effect of any of the above;

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THIS LOAN FACILITY AGREEMENT (this 'Agreement') is dated as of the 19th day of February, 2009 and made BETWEEN:

`Financial Costs' means all fees charges expenses and disbursements payable by the Borrower to the Bank including all legal charges and disbursements;

`5-Year SWAP Rate' means the rate of interest offered in the London inter-bank market and published on the Bloomberg Financial Market Service for five (5) year swaps of an equivalent or similar amount to the Loan as conclusively determined by the Bank at 11:00AM on the date hereof and if no such rate is available, the most recent such rate published on the Bloomberg Financial Market Service prior to the date hereof;

`Group' means the Borrower, PSMT and PSOL;

`Guarantee – PSI' means the temporary guarantee and indemnity to be provided by PSI in favour of the Bank, by way of further and/or additional and/or collateral security to that created by this Agreement for the repayment and discharge of the Secured Liabilities, which will expire automatically upon the later of the perfection of the Collateral Mortgage – Invaders Bay or the execution of the Deed of Adherence;

'Guarantee' means the joint and several guarantee and indemnity dated of even date herewith made by PSMT and PSOL in favour of the Bank, as same may be further amended or supplemented from time to time, by way of further and/or additional and/or collateral security to that created by this Agreement for the repayment and discharge of the Secured Liabilities;

'Guarantor? means as at the date hereof together PSMT, PSI and PSOL, and individually each a 'Guarantor';

`Indebtedness' means any obligation for the payment or repayment of money, whether present or future, actual or contingent, sole or joint;

`Intercompany Debt' means the total combined amounts owing from time to time by the Borrower to any member of the Group and/or PSI;

`Insurance Policies' mean (i) that fire and special perils insurance policy no. PCF 10010845 001 with Sagicor General Insurance, Inc., providing coverage in respect of the Properties (including business interruption coverage with standard deductibles within the industry (satisfactory to the Bank) for such coverage) in the minimum amount of TEN MILLION FIVE HUNDRED THOUSAND US DOLLARS (US$10,500,000); (ii) that insurance policy no. PCF 10010845 001 with Sagicor General Insurance, Inc., providing general insurance cover (including loss of rent and business interruption insurance) in the minimum amount of TWO MILLION NINE HUNDRED THOUSAND US DOLLARS (US$2,900,000) with the Bank noted as first loss payee; (iii) any insurance policy replacing any of the above policies; and (iv) any other insurance policy providing coverage in respect of the Properties and/or any business of the Borrower in relation to the Properties, and 'Insurance Policy' shall mean any one of them;

`Interest Rate' means in respect of the period commencing with the date hereof and expiring on the fifth anniversary thereof a fixed rate per annum of six point seven one percent (6.71%) equivalent to the 5-Year Swap Rate plus the Margin, and thereafter floating at 90-Day LIBOR plus the Margin;

`Letter of Undertaking' means the letter of undertaking or comfort of even date herewith provided by PSI, the ultimate parent company of the Borrower, in respect of the obligations of the Borrower hereunder;

`Loan' means the aggregate principal amount of Advance(s) for the time being outstanding under this Agreement;

`Loan Agreement' means this Agreement as same may be amended, supplemented, novated or replaced from time to time;

`Loan to Value Ratio' means, at any time, the percentage obtained by dividing the Loan amount by the Value amount and multiplying the result by 100;

`Loss Payee Endorsements' means endorsements to be made on those policies of insurance selected by the Bank of those taken out by the Borrower on its properties whereby the Bank is shown dsloss payee, in such form as the Bank shall approve;

`Margin' means four point two five percent (4.25%) per annum;

`Material Consent' means, in relation to any member of the Group, any approval, authorisation, consent, exemption, licence, permission or registration by, of or from any governmental or regulatory or other authority or person necessary or appropriate for (i) the carrying on by it of its business and (ii) the execution, delivery and performance of this Agreement and any Related Document and the use of the Facility;

`Mortgage – Mausica' means the mortgage over the property known as PriceSmart Mausica more particularly described in the schedule to a collateral memorandum of mortgage dated as of the 26th day of August 2008 and registered on the 18th day of September 2008 under the Real Property Ordinance under Vol. 4883 Folio 67, entered into by the Borrower in favour of RBTT Bank Limited;

`Mortgage Chaguanas' means the mortgage over the property in Chaguanas more particularly described in the schedule to the Debenture - RBTT;

`90-Day LIBOR' means the rate of interest offered in the London inter-bank market and published on the Bloomberg Financial Market Service for ninety (90) day loans of an equivalent or similar amount to the Loan as conclusively determined by the Bank at 11:00AM on each Reset Date, and if no such rate is available, the most recent such rate published on the Bloomberg Financial Market Service prior to the relevant Reset Date;

`Payment Date' means the 19th day of each month in each year after the date hereof up to and including the Repayment Date provided that if any such date is not a Business Day, the relevant Payment Date shall be the first Business Day occurring immediately after such specified date;

`Permitted Encumbrances' means the Debenture – RBTT, the Mortgage –Mausica, the Mortgage – Chaguanas and any of the Encumbrances described in Clause 10.3(2);

`Potential Default' means any event which, with the giving of notice or any certificate or the lapse of time or the making of any determination or the satisfaction of any other condition (or any combination thereof), might/would constitute an Event of Default;

PriceSmart Mausica' means the property located at Churchill Roosevelt Highway, Mausica, more particularly described in the schedule to the Mortgage -Mausica;

PriceSmart Chaguanas' means the property located at Price Plaza, Chaguanas, more particularly described in the schedule to the Mortgage – Chaguanas;

PriceSmart Port-of-Spain' means the property located at Invaders Bay, Port of Spain, more particularly described in the schedule to the Collateral Mortgage –Port-of-Spain;

PriceSmart San Fernando' means the property located off South Trunk Road, La Romaine, San Fernando, more particularly described in the schedule to the Collateral Mortgage - San Fernando;

`Properties' means (i) PriceSmart Port-of-Spain; and (ii) PriceSmart San Fernando; or any property which may from time to time be added or substituted for the Properties;

`PSE' means PriceSmart Exempt SRL, an exempt society with restricted liability organised under the Societies with Restricted Liability Act of the laws of Barbados with society number 120 the registered address of which is The Ernst & Young Building, Bush Hill, Bay Street, St. Michael, Barbados;

`PSE Articles of Organisation Amendment' means the amendment to the Articles of Organisation of PSE to change the restriction therein preventing it from transacting business with any resident of the Caricom region to one preventing it from transacting business with any resident of Barbados;

`PSI' means PriceSmart, Inc., a corporation incorporated and existing under and by virtue of the General Corporation Law of the laws of the State of Delaware with its registered office at 1209 Orange Street, Wilmington, New Castle Delaware, and with its headquarters at 9740 Scranton Road, San Diego, California, United States of America;

`13SMT' means PSMT Trinidad/Tobago Limited, a company with limited liability incorporated under the Companies Act, 1995 (Ch. 81:01 of the laws of Trinidad and Tobago) with company number P-1676(95) and having its registered office at

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THIS LOAN FACILITY AGREEMENT (this 'Agreement') is dated as of the 19th day of February, 2009 and made BETWEEN:

Endeavour Road and Narsaloo Ramaya Road, Chaguanas, in the island of Trinidad;

`PSOL' means P S Operations Limited, a company with limited liability incorporated under the Companies Act, 1995 (Ch. 81:01 of the laws of Trinidad and Tobago) with company number P-1675(95) and having its registered office at Endeavour Road and Narsaloo Ramaya Road, Chaguanas, in the island of Trinidad;

`Related Document' means any document or instrument required by this Agreement to be executed delivered or produced by the Borrower or the Guarantors including, but not limited to, the Security Instruments;

` Repayment Date' means the 19th day of February, 2016;

`Repayment Period' means the period commencing with the date hereof and ending on the Repayment Date;

`Reset Date' means the last Business Day occurring before the fifth anniversary of the date of this Agreement and thereafter the last Business Day of each successive ninety (90) calendar day period occurring during the Repayment Period;

`Secured Liabilities' means all monies obligations and liabilities whatsoever whether for principal interest or otherwise in whatever currency which may now or at any time in the future be due owing or incurred under the terms of the Loan Agreement and any of the Security Instruments whether actual or contingent and whether alone severally or jointly as principal guarantor surety or otherwise and in whatever name or style and whether on any current or other account or in any other manner whatsoever;

'Security Assets' means the assets rights and property of the Borrower and each of the Guarantors which are the subject of any security created or purported to be created by the Security Instruments and includes any part or any interest in them subject to the Permitted Encumbrances;

'Security Instruments' means (i) the Debentures; (ii) the Collateral Mortgages; (iii) the Guarantee; (iv) the Assignment of Insurance Policies; (v) the Deed of Subordination; (vi) the Letter of Undertaking; (vii) the Guarantee – PSI; (viii) the Deed of Adherence; (ix) any other document designated as such in writing by both or all parties to it, and (x) each variation or amendment of or supplement to any document referred to in (i) to (ix) above from time to time (and where the context permits includes any one or more of them);

'Security Interest' means any mortgage, pledge, lien, hypothecation, encumbrance, security assignment, trust arrangement, title retention or other security interest or arrangement of any kind whatsoever having the effect of conferring security;

`Security Period' means the period commencing on the date hereof and ending on the date when no monies or other obligations of the Borrower or any Guarantor or other security provider remain outstanding under this Agreement;

`Taxes' includes all present and future taxes levies imposts duties fees charges or withholdings of whatever nature and wherever levied charged or assessed, together with any interest thereon and any fines surcharge or penalties in respect thereof.

`US$', 'US Dollars', or 'USD' means the lawful currency of the United States of America;

`Value' means the combined total value of the Properties from time to time determined and provided to the Bank in accordance with Clause 10.2(e).

1.2           Interpretation

(1)           In this Agreement, unless otherwise expressly provided, any reference to:

(a)	the Borrower and the Guarantors shall be construed so as to include their respective successors and assigns from time to time;

(b)	a time of day is a reference to Trinidad and Tobago time;

(c)
a 'person' shall be construed as a reference to any individual, firm, company, society, body corporate, government, state or state entity or any association or partnership (whether or not having separate legal personality) or any two or more of the foregoing;

(d)
this Agreement or any reference to another document or instrument, is a reference to this Agreement or to that other document or instrument, as the same may have been, or may from time to time be, amended or supplemented;

(e)
the liquidation, winding-up or dissolution of a company, society or body corporate or the appointment of a receiver, manager or administrator of or in relation to a company, society or body corporate or any of its assets shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, person under the law of the jurisdiction in which it is incorporated or any jurisdiction in which it carries on business or has assets or liabilities;

(f)	a Clause or a Schedule is a reference to a clause of or a schedule to this

Agreement;

(g)	any statutory provision shall include a reference to such provision as from time to time re-enacted, amended, extended or replaced.

(2)	Fees, costs and expenses payable under or pursuant to this Agreement shall be exclusive of any value added tax or similar taxes chargeable on them, which shall accordingly be payable in addition.

(3)	In this Agreement, words importing the singular shall include the plural and vice versa.

(4)	Headings in and the list of contents of this Agreement are for ease of reference only and shall not affect its interpretation.

2THE FACILITY

Subject to the teens and conditions of this Agreement the Bank agrees to make available to the Borrower a long term loan facility in the maximum aggregate principal amount equal to the Facility Amount.

3 PURPOSE

(1)
The Advances under the Facilities shall be applied towards providing funding, utilizing the equity in the existing warehouse clubs, to assist in the costs related to the construction of the PriceSmart San Fernando warehouse club.

(2)
The Borrower shall not use any Advance for any purpose except that permitted in this Clause. However, failure by the Borrower to comply with this Clause shall not prejudice any rights of the Bank, which shall not be responsible for monitoring or ensuring the use or application by the Borrower of any Advance.

4            CONDITIONS

4.1            Conditions for first Advance

The first Drawdown Notice may not be issued, and the Bank shall not be obliged to make any Advance, unless the Conditions Precedent have been satisfied and it shall have received, in each case in form and substance satisfactory to it, the documents, items and evidence specified in Schedule 2 unless waived by the Bank and shall have notified the Borrower accordingly.

4.2Conditions for all Advances

The obligation of the Bank to make each and every Advance is subject to the further conditions precedent that:

(a)
at the time of the giving of the relevant Drawdown Notice and at the time of such Advance, the representations and warranties set out in Clause 9 are true and correct on and as of each such time as if each were made with reference to the facts and circumstances existing at such time; and

(b)
at the time of the giving of the relevant Drawdown Notice and at the time of such Advance, no Event of Default or Potential Default shall have occurred and be continuing or would result from the making of such Advance.

5           DRAWDOWN

5.1           Drawdown

(I)	Subject to the terms and conditions of this Agreement, the Borrower may draw

Advances up to the Facility Amount provided that:

(a)
the Bank shall have received a duly completed and executed Drawdown Notice relating to each proposed Advance not later than 10:00 am on the Business Day prior to the proposed Drawdown Date of such Advance;

(b)	the aggregate of all Advances shall not exceed the Facility Amount.

(2) Subject as otherwise expressly provided in this Agreement, each Drawdown Notice shall be irrevocable and the Borrower shall be obliged to borrow accordingly.

5.2Payment of Advances

Subject as otherwise provided in this Agreement, the Facility Amount shall be made available on the Drawdown Date therefor by the Bank (i) satisfying all Financing Costs; and (ii) crediting the balance of the Facility Amount to such bank account of the Borrower as it shall specify to the Bank for this purpose in the relevant Drawdown Notice.

6           REPAYMENT, PREPAYMENT AND CANCELLATION

6.1           Interest and Repayment

The Borrower shall pay to the Bank interest on the Facility Amount on each relevant Payment Date. Such interest shall be paid at the Interest Rate together with payments of principal by consecutive monthly instalments of principal and interest combined followed by a single balloon payment of TWO MILLION EIGHT HUNDRED AND FIFTY THOUSAND US DOLLARS (US$2,850,000.00) on the Repayment Date. Initially the instalments are calculated to be 84 equal monthly principal instalments of SEVENTY-NINE THOUSAND ONE HUNDRED AND SIXTY-SIX POINT SIX SEVEN US DOLLARS (US$79,166.67) plus interest at the Interest Rate followed by a single balloon payment of TWO MILLION EIGHT HUNDRED AND FIFTY THOUSAND US DOLLARS (US$2,850,000.00) on the Repayment Date. The Bank shall supply to the Borrower a replacement payment schedule within thirty (30) calendar days of a change in the Interest Rate.

6.2Prepayment

(1) On any Payment Date the Borrower may (provided that it shall have given to the Bank not less than thirty (30) calendar days' prior written notice specifying the date and intended amount of the prepayment) prepay to the Bank in part (but not whole) the Facility subject to:

(i)	a minimum prepayment amount of TWO HUNDRED THOUSAND US DOLLARS (US$200,000.00);

(ii)	the payment by the Borrower of any breakage costs incurred by the Bank; and

(iii) the payment by the Borrower of a prepayment fee of zero point five zero percent (0.50%) of the prepayment amount if the prepayment occurs within twenty-four (24) months of the date hereof.

(2)	Prepayments under this Agreement shall be made together with accrued interest thereon and all other amounts payable under and in relation to this Agreement and any Related Document.

(3)	No amount prepaid under this Agreement may be redrawn.

(4)
Any notice of prepayment given by the Borrower under this Agreement shall be irrevocable and the Borrower shall be bound to prepay the relevant amount(s) in accordance with such notice. The Borrower may not prepay all or any part of any Advance except in accordance with the express terms of this Agreement.

(5)	Any partial prepayment shall be applied against and shall reduce or if applicable extinguish the amounts specified in Clause 6.1 in inverse order of maturity.

6.3Default interest

The Borrower shall, on demand by the Bank, pay to the Bank interest on sums (including but without limitation default interest) not paid on their respective due dates under this Agreement from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Bank to be three percent (3%) per annum above the applicable Interest Rate (the 'Default Rate').

6.4Basis of calculation

All interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of the actual number of calendar days elapsed and a 360-day year. Any certificate or determination by the Bank as to any rate of interest payable under this Agreement shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Bank shall deliver to the Borrower not later than ten (10) Business Days prior to any Payment Date the Bank's calculation of any change to the payment schedule after determining same.

7             FEES AND EXPENSES

7.1             Acceptance fee

Unless already paid upon the acceptance of the offer of financing, the Borrower will pay to the Bank, on the first Drawdown Date or if earlier seven (7) calendar days after the date of this Agreement, an upfront acceptance fee of zero point seven five percent (0.75%) of the Facility Amount.

13

7.2Expenses

(1)
The Borrower shall pay, on demand and on a full indemnity basis, to the Bank the amount of all reasonable costs and expenses (limited to legal and out-of-pocket expenses) which the Bank incurs in connection with the preparation negotiation execution and delivery of this Agreement and any Related Document.

(2)
The Borrower shall pay, on demand and on a full indemnity basis, to the Bank all reasonable costs and expenses (limited to legal and out-of-pocket expenses) incurred by it in connection with any actual or proposed amendment or extension of or any waiver or consent under this Agreement and in contemplation of or otherwise in connection with the enforcement (or attempted enforcement) of, or preservation (or attempted preservation) of any rights under, this Agreement and/or any Related Document or otherwise in respect of any monies from time to time owing under this Agreement.

7.3Duties

The Borrower shall pay all stamp, documentary, registration or other similar duties or Taxes (including any payable by the Bank) imposed on or in connection with this Agreement and/or any other Related Document and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or Taxes.

7.4Payment by deduction

The Bank shall be entitled to effect payment (to the extent not already discharged) of all fees expenses and other sums due and payable by the Borrower under this Clause 7 out of and by deduction from any Advance and the Borrower hereby irrevocably authorises the Bank to do so.

8            PAYMENTS

8.1            Payments

(1)
All payments to be made by the Borrower under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings, in immediately available, freely transferable, cleared funds in US Dollars as appropriate not later than 11.00 am on the due date to the Bank or such account of the Bank as it may from time to time notify to the Borrower.

(2)
In the case of a partial payment by the Borrower, the Bank may appropriate such payment towards such of the obligations of the Borrower under this Agreement as the Bank may decide in order of longest standing maturity. The Borrower waives any right to make an appropriation in respect of a partial payment. Any appropriation by the Bank shall apply to the exclusion of any actual or purported appropriation by the Borrower.

8.2Business Days

Save as otherwise provided in this Agreement, if any payment would otherwise be due on a day which is not a Business Day, the next following Business Day shall be substituted for such day unless such Business Day shall be in a new calendar month in which case such payment shall instead be made on the immediately preceding Business Day. Interest and fees shall be adjusted accordingly.

8.3Accounts

Account(s) maintained by the Bank in connection with the Facility shall (save for manifest error) be prima facie evidence of the amounts from time to time owing by the Borrower to the Bank under this Agreement.

9             REPRESENTATIONS AND WARRANTIES

9.1             Representations and warranties

The Borrower represents and warrants to the Bank that:

(a)	it is a company with limited liability duly incorporated and validly existing under the laws of Trinidad and Tobago and has power to carry on its business and to own its property and other assets;

(b)
it has power and authority to execute deliver and perform its obligations under this Agreement and any Related Document and to use the Facility; all necessary action has been taken (and not revoked) or will be taken to authorise the execution delivery and performance of this Agreement and any Related Document; and subject to all applicable insolvency laws this Agreement constitutes, and any Related Document is or when executed and delivered will be, its valid and legally binding obligation enforceable in accordance with the terms hereof and thereof;

(c)	the execution delivery and performance of this Agreement and any

Related Document and the use of the Facility do not and will not:
[Missing Graphic Reference]
contravene any law, regulation, directive, judgment or order to which it is subject; or
result in any actual or potential breach of or default under any obligation agreement instrument or Material Consent to which it is a party or by which it is bound or which it requires to carry on its business; or

(iii)	contravene any provision of its articles and by-laws, memorandum and articles of association and/or statutes and/or constitutional documents or that of any member of the Group; or

(iv)	result in any limitation on its powers to borrow or incur Financial Indebtedness being exceeded; or

13

(v) result in the creation or imposition of or oblige it to create any Encumbrance on its undertaking or any of its assets rights or revenues;

(d)
its obligations under this Agreement and any Related Document are its direct, general and unconditional obligations and rank at least pan passu with all other of its present and future unsecured and unsubordinated Indebtedness (with the exception of any obligations which are mandatorily preferred by law and not by contract);

(e)
no litigation, arbitration or administrative proceeding and without limitation no dispute with any statutory or governmental authority is current or pending or threatened against it or any other member of the Group or any of its respective assets which might have a material adverse effect on its respective business, assets or financial condition or its ability to observe or perform its respective obligations under this Agreement or any Related Document having regard to all its other obligations;

(f)	no Event of Default or Potential Default has occurred and is continuing;

(g)
neither it nor any other member of the Group is in default in the payment of any due and payable Taxes or in the filing, registration or recording of any document or under any legal or statutory obligation or requirement which default might have a material adverse effect on its respective business, assets or financial condition or its ability to observe or perform its respective obligations under this Agreement or any Related Document;

(h)
neither it nor any other member of the Group is (or would with the giving of notice or lapse of time or any certificate or the making of any determination or any combination thereof be) in breach of or in default under any agreement relating to Financial Indebtedness to which it or such company is a party or by which it or such company is bound which might have a material adverse effect on its respective business, assets or financial condition or its ability to observe or perform its respective obligations under this Agreement or any Related Document having regard to all its other obligations;

(i)
there has been no material adverse change in the financial condition of the Borrower or any other member of the Group since the date of the last audited consolidated accounts before each date on which this warranty is deemed to have been given which would affect the Borrower's ability to perform its obligations hereunder;

(j)
there exists no Encumbrance other than any Permitted Encumbrances over the whole or any part of the present or future undertaking, assets, rights or revenues (including uncalled capital) of itself or any of its Subsidiaries and no obligation to create any such Encumbrance;

(k)	the latest consolidated report and financial statements of Borrower and the other members of the Group have been prepared in accordance with

International Financial Reporting Standards as applicable (`IFRS') which have been consistently applied and give a true and fair view of the financial condition, assets and liabilities of the Group at the date to which such financial statements have been prepared; and since that date there has been no material adverse change in the financial condition or the business, assets or operations of the Group which might have a material adverse effect on its respective business, assets or financial condition or its ability to observe or perform its respective obligations under this Agreement or any Related Document having regard to all its other obligations;

(1)	it has obtained and complied with all Material Consents, if any, (and the same are in full force and effect);

(m)
it is not necessary or advisable that this Agreement be filed, registered, recorded or enrolled with any court, public office or other authority in any jurisdiction or that any stamp, documentary, registration or similar Tax or duty be paid on or in relation to this Agreement or any Related Document save for stamp duty on this Agreement under the Bciici/Covenant heading of the schedule to the Stamp Duty Act (Chap. 76:01) and fixed collateral stamp duty on the other Security Instruments and that the Collateral Mortgages be registered in the Deeds Registry of Trinidad and Tobago and that statements of charge attaching copies of each of the duly stamped and registered Debentures, Collateral Mortgages, and the Assignment of Insurance Policies be filed in the Companies Registry within thirty (30) calendar days of their execution;

(n)
all factual information supplied to the Bank in contemplation or for the purpose of this Agreement or the Facility was true and accurate in all material respects as at its date and did not omit anything material, no change has occurred since the date on which such information was supplied which renders the same untrue or misleading in any material respect, and all projections and statements of belief and opinion given by the Borrower to the Bank were made honestly and in good faith after due and careful enquiry and remain valid;

(o) The Borrower has good and marketable title to the Security Assets subject to the Permitted Encumbrances except as expressly contemplated or permitted by this Agreement and all information provided by or on behalf of the Borrower was true in all material respects.

9.2Repetition

The representations and warranties in Clause 9.1 will be deemed to be repeated by the Borrower on and as of each Drawdown Date and each Payment Date as if made with reference to the facts and circumstances existing at such respective date.

9.3Effect of investigation

The rights and remedies of the Bank in respect of any misrepresentation or breach of warranty on the part of the Borrower shall not be prejudiced or affected by any investigation of the Borrower or any other person by or on behalf of the Bank or without limitation any other act or matter which, but for this provision, would or might prejudice or affect any such rights or remedies.

10            SECURITY AND UNDERTAKINGS

10.1              Security

{I)The Loan and all interest and other sums payable under or in respect of the Facility shall at all times be secured or, as the case may be, guaranteed by the Security Instruments.

(2)The Borrower shall procure within forty-five (45) calendar days of the date hereof that:

(a)	PSE's shareholders authorise, and PSE enters into and registers, the PSE

Articles of Organisation Amendment;

(b)	PSE enters into the Deed of Adherence;

(c)	The Deeds of Licence and the Collateral Mortgage – Port-of-Spain are

executed and delivered to the Bank for registration by the parties thereto; and

(d)	all other steps which may be required to stamp, register and otherwise perfect the Deeds of Licence and the Collateral Mortgage – Port-of-Spain are completed.

(3) The Borrower shall, and shall procure that PSE, PSI and each other member of the Group granting any security or guarantee under or in respect of the Facility shall, forthwith on demand by the Bank, do and execute any and all further acts deeds documents and things as may from time to time be in the reasonable opinion of the Bank necessary or advisable to perfect each Security Document and protect the interests of the Bank thereunder.

10.2 General undertakings

The Borrower undertakes with the Bank that, so long as any Commitment is in force or any monies or obligations are outstanding under this Agreement:

(a)
it will ensure that its obligations under this Agreement shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness (with the exception of any obligations which are mandatorily preferred by law and not by contract);

(b)
it will deliver to the Bank, and it will procure that each of PSOL and PSMT delivers to the Bank, two (2) copies, promptly and in any event not later than forty-five (45) calendar days after the relevant period, of unconsolidated unaudited financial statements and management accounts relating to the Borrower, PSOL and PSMT respectively, containing financial information (in no less detail than such as having been prepared prior to the date of this Agreement) in respect of successive semi-annual periods during each of its financial years;

13

(g)

(c) it will procure that PSMT prepare consolidated financial statements in respect of each financial period in accordance with Clause 10.11 and cause the same to be audited by its auditors and deliver two (2) copies of the same to the Bank promptly and in any event not later than ninety (90) calendar days after the end of the relevant financial period (fiscal year end) and also deliver to the Bank at least twenty-one (21) calendar days before each annual general meeting a copy of its directors' report and any other documents required by law to be attached thereto;

it will procure at its cost and provide to the Bank updated real estate appraisals of the Properties every three years;

it will procure at its cost and provide to the Bank a formal valuation report acceptable to the Bank on PriceSmart San Fernando upon the earlier of the completion of the warehouse shell or October 31, 2009;

it will provide the Bank with copies of all notices and other communications dispatched to its Ql-lareholders (or any class thereof) or its creditors (or any class thereof) concerning default or potential default in the payment of its debts when dispatched;

it will provide the Bank with such financial and other information concerning its business, assets and affairs and those of any members of the

Group as the Bank may from time to time reasonably require except that it will not be obliged to provide any such information which is secret or confidential to it except on the basis of a confidentiality undertaking reasonably acceptable to it or if disclosure requires the consent of any third party which it will on request use best endeavours to obtain;

(h)	it will obtain, maintain in full force and effect and comply with all Material Consents, if any, and any conditions thereof;

(i)
it will not, without the prior written approval of the Bank, (such approval not to be unreasonably withheld or delayed) make or permit any material change in the nature of its business or commence any new type of business materially different from its business at the date of this Agreement;

(j)
it will maintain insurances on or in relation to its business and assets with underwriters and insurance companies of repute against such risks of the kinds customarily insured against by, and in amounts reasonably and commercially prudent for, companies carrying on similar businesses, in particular it will confirm to the Bank procurement of insurance coverage for the full replacement value of any of the Properties within thirty (30) calendar days of the expiry of any fire or all perils insurance coverage ;

(k)
it will promptly inform the Bank, of any occurrence or circumstance of which it becomes aware which might adversely affect its ability to perform its obligations under this Agreement or any Related Document and of any Event of Default or Potential Default;

13

(1)

it will from time to time, forthwith on request by the Bank, deliver to it a certificate signed by two of its directors (acting without personal liability except in the case of wilful default or misconduct) confirming that to the best of their knowledge, save as may be notified in detail in such certificate, no Event of Default or Potential Default has occurred and is then subsisting and, without limitation, giving detailed computations so as to establish whether it is in compliance with Clause 10.5 to be accompanied by such evidence as to the information and matters contained in such certificate as the Bank may from time to time reasonably require;

it will promptly deliver to the Bank, and in any case no later than thirty (30) calendar days after the end of each financial year, copies of all rates and tax receipts;

it will conduct all transactions arising directly or indirectly out of this Agreement through or with the Bank;

it will ensure that at. _the end of each fiscal year the Loan to Value Ratio does not exceed sixty-one percent (61%);

unless the Bank provides its prior written consent to vary same, such consent not to be unreasonably withheld once all terms and conditions under this Agreement are being met to the satisfaction of the Bank, it will ensure that at all times at least fifty percent (50%) of Intercompany Debt is subordinated to the amounts owing by the Borrower to the Bank;

10.3Negative Pledge

(1)
So long as any Commitment is in force or any monies or obligations are outstanding under this Agreement, the Borrower undertakes and agrees that, it will not, without the Bank's prior written consent (such consent not to be unreasonably withheld), create or permit to subsist any Encumbrance, other than any Permitted Encumbrance, over all or any part of the Security Assets. Subject as aforesaid, any mortgage, charge or other security interest created by the Borrower on the Security Assets in favour of any other lender shall be expressed (or if not specifically expressed shall be deemed) to be subject to the Security Interests created pursuant to the Security Instruments over the Security Assets, and the Borrower will procure that an equivalent security interest is given to the Bank in respect of its obligations hereunder effective from the effective date of such other security interest.

(2)	Paragraph (1) above shall not apply to any Encumbrance:

arising by operation of law and not as a result of any default or omission on the part of the Borrower or any other member of the Group having regard to the custom in the relevant trade for settlement of accounts;
arising under any retention of title arrangements entered into in the ordinary course of trading and not entered into primarily for the purpose of securing any Financial Indebtedness;

(c)	over goods or documents of title to goods arising in the ordinary course of documentary credit transactions;

(d)
created in favour of a plaintiff or defendant in any action, or the court or tribunal before which such action is brought, as security for costs or expenses where the Borrower is prosecuting or defending such action in its bona fide interests;

(e)	pursuant to any order of attachment, distraint, garnishee order or injunction restraining disposal of assets or similar legal process arising in connection with legal proceedings;

(f)
securing indebtedness incurred to refinance other indebtedness permitted to be secured under paragraphs (a) to (e) above inclusive and/or this paragraph (f), provided that the aggregate principal amount of the Indebtedness secured by such Encumbrance is not increased and such Encumbrance does not extend to any assets other than those which were subject to the Encumbrance securing the refinanced Indebtedness.

10.4Disposals

The Borrower undertakes with the Bank that, so long as any Commitment is in force or any monies or obligations are outstanding under this Agreement, it will not without the prior consent of the Bank, such consent not to be unreasonably withheld, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or any substantial part of the Security Assets save for leases of the Property to third parties on arms length commercial terms.

10.5Ownership and Management

The Borrower will take such steps as are available to it to ensure that there is no change in ownership or management of the Borrower during the Repayment Period.

10.6Dividends.

(1) Except with the prior written consent of the Bank, such consent not to be unreasonably withheld, the Borrower will not to the detriment of operating cash flow and the servicing of the amounts due under this Agreement:

(i)	pay dividends or extraordinary benefits to directors and managers;

(ii)	redeem or purchase any shares in its capital or take any steps to reduce its capital;

(ii)	redeem or prepay any loan stock issued by it; or

(iii)	pay any directors' fees or other fees or expenses otherwise than, in each case, in the ordinary course of business.

10.7             Reserved

10.8             Restriction on lending.

The Borrower will not make or agree to make, and will procure that the members of the Group do not make or agree to make, available any loan or other financial accommodation whatsoever to or for any person to the detriment of operating cash flow and servicing of the amounts due under this Agreement.

10.9Restrictions on Capital Expenditure and Investments

With the exception of Capital Expenditure to be incurred in respect of the development of PriceSmart San Fernando, the Borrower will not incur Capital Expenditure in any financial year: (1) in a single transaction in excess of SEVEN HUNDRED AND FIFTY THOUSAND US DOLLARS (US$750,000.00) or its equivalent in any other currency; or (2) in multiple transactions combined in excess of TWO MILLION US DOLLARS (US$2,000,000.00) or its equivalent in any other currency, and in any case not to the detriment of operating cash flow and servicing of the amounts due under this Agreement (including for the sake of clarity Capital Expenditure to be incurred in respect of the development of PriceSmart San Fernando).

10.10Transactions with connected persons.

Except with the prior written consent of the Bank, such consent not to be unreasonably withheld, the Borrower will not, and will procure that the members of the Group do not, directly or indirectly:

(i)
purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise have any dealings or enter into any transactions with, any connected person, except on terms no less favourable to such connected person than would apply in the case of arm's length contracts entered into in the ordinary course of business;

(ii)	make any loan or advance to any director, shareholder or subsidiary of the Borrower or guarantee the repayment of any loan made to any director, shareholder or subsidiary of the Borrower;

(iii) to the detriment of operating cash flow and servicing of the amounts due under this Agreement, repay any loan made to the Borrower by any director or shareholder or subsidiary agreed with the lender as being quasi-equity.

10.11 Financial Statements

The Borrower will ensure that all audited financial statements prepared by it and each member of the Group and delivered pursuant to this Agreement shall be prepared in accordance with IFRS (as defined in Clause 10.12 below) as applicable and which have been, consistently applied in respect of each financial period or giving details of any inconsistency, on an individual and if applicable consolidated basis and that such financial statements shall contain a balance sheet giving a true and fair view of the state of affairs of the Borrower and the members of the Group as at the end of the period to which they relate and a profit and loss account giving a true and fair view of their profit or loss for such period.

10.12 Financial undertakings

(1)              So long as there remains any amount outstanding due to the Bank by the

Borrower hereunder the Borrower undertakes with the Bank that it shall procure that:

(a) the Debt Service Coverage Ratio for PSMT shall not be less than 1.40:1;

(b) Third Party Debt to EBITDA for PSMT shall not exceed 3.0:1.

(2)              All calculations made at any time for the purposes of this Clause 10.12 shall be made by reference to the following:

(a)	where such calculations relate to the date as at or to which financial statements of PSMT are prepared, the most recent such annual financial statements;

(b)	where such calculations relate to a date on which half-yearly accounts or management accounts of PSMT are prepared, the most recent such semiannual accounts; and

(c) if the Bank in its discretion so decides, the then most recent certificate of officers of the Borrower delivered under Clause 10.

adjusted in each case, as the Bank may in its discretion reasonably consider appropriate, to take account of any changes in the financial condition or circumstances of PSMT which occur after the date as at or to which such financial statements or accounts were or certificate was prepared.

(3) The expressions used in this Clause 10.12 shall be construed in accordance with the accounting principles applied in connection with the preparation of the financial statements of PSMT for the year ended 2008 and subject thereto shall otherwise be construed in accordance with international financial reporting standards in Trinidad and Tobago, as appropriate, (in this clause referred to as 'IFRS') provided that

(a)
'Debt Service Coverage Ratio' at any time means the ratio of (a) EBITDA to (b) the sum of (i) interest payable on, and amortization of debt discount in respect of, all Financial Indebtedness of or by PSMT, plus (ii) principal amounts of all Financial Indebtedness payable of or by PSMT for or during the next twelve (12) month period;

(b)
`EBITDA' means (A) the sum of the net income (excluding any extraordinary and non-operating income and expenses including parent company charges for the preceding twelve (12) months) of PSMT for such period plus, (B) to the extent deducted in determining net income of PSMT for such period, the aggregate amount of (i) Interest Costs, (ii) income tax expense (including accrued income tax), (iii) depreciation expense, and {iv) amortization expense;

(d) 'Interest Costs' means in relation to any financial period means the aggregate of all interest, fees, commissions, discounts (other than trade discounts) and other costs, charges or expenses accruing due from PSMT during such financial period in respect of Financial Indebtedness including without limitation:

(i) capitalised interest;

(ii) the portion of any payments under finance leases which exceeds the reduction of the principal indebtedness under such leases resulting from such payments; and

(iii) the amount by which the price payable on redemption of any debt securities issued by PSMT exceeds the original issue proceeds thereof;

less interest (including capitalised interest) received by PSMT during such period.

(4) If there is any dispute as to any computation under this Clause 10.12 or as to the interpretation of any of the terms defined in this Clause 10.12, the decision of the Bank shall, in the absence of manifest error, be conclusive and binding on the parties to this Agreement.

11             DEFAULT

11.1           Events of Default

There shall be an Event of Default if:

(a)	the Borrower fails to pay any principal or interest any other sum due under this Agreement or any Related Document within three (3) Business Days of the due date thereof; or

(b)	the Borrower commits any breach of any provision of Clauses 10.1(2)
10.2(a), 10.2(f), 10.3 through 10.10, or 10.12; or

(c) the Borrower commits any material breach of any other provision of this Agreement or any Related Document and either such breach is in the reasonable opinion of the Bank not capable of remedy or such breach is in the reasonable opinion of the Bank capable of remedy and is not remedied within thirty (30) calendar days after the earlier of the date of notice by the Bank requiring such remedy or the date on which the Borrower first becomes aware of the breach; or

(c) any representation or warranty made or deemed to be made or repeated by the Borrower in or pursuant to this Agreement or any Related Document is or proves to have been untrue or incorrect in any material respect when made or when deemed to be repeated with reference to the facts and circumstances existing at such time; or

(d) any Financial Indebtedness of the Borrower is not paid when due or within any applicable grace period or becomes due or capable of being declared due prior to its stated maturity (and, in the case of a guarantee or an indemnity, is called) and is not, in the reasonable opinion of the Bank, being disputed promptly and in good faith; or

any Encumbrance to secure any Financial Indebtedness of the Borrower becomes enforceable; or

an encumbrancer takes possession or a receiver or administrative receiver or manager or sequestrator is appointed of the whole or any substantial part of the undertaking assets rights or revenues of the Borrower or a distress or other process is levied or enforced upon any of the assets rights or revenues of the Borrower and any such action is not lifted or discharged within thirty (30) calendar days; or
(I)

a petition is presented to, or any order is made by, any competent court for the appointment of an administrator in relation to the Borrower; or

the Borrower is, or is adjudicated or found to be, insolvent or stops or suspends payment of its respective debts or is (or is deemed to be) unable to or admits inability to pay its respective debts as they fall due or proposes or enters into any voluntary arrangement or any composition or other arrangement for the benefit of its creditors generally or proceedings are commenced in relation to the Borrower under any law regulation or procedure relating to reconstruction or adjustment of debts; or

any petition is presented by any person (other than a petition which, in the reasonable opinion of the Bank, is frivolous or vexatious and which is withdrawn or stayed within thirty (30) calendar days) or any order is made by any competent court or any resolution is passed by the Borrower for its winding-up or dissolution or for the appointment of a liquidator of the Borrower (except for the purpose of a solvent amalgamation or reconstruction on terms and conditions which shall have first been approved by the Bank); or

the Borrower ceases or threatens to cease to carry on the whole or a substantial part of its business; or

this Agreement or any Related Document is or becomes (or is alleged to be) unlawful or unenforceable in any respect; or

any Material Consent is withdrawn or revoked or expires or is modified or made subject to any condition which in the reasonable opinion of the Bank may materially and adversely affect the Borrower or its respective ability to perform or comply with any of its respective obligations under this Agreement or any Related Document; or

(n)	the Borrower becomes a subsidiary of any other person or one person or more than one person acting in concert (within the meaning of The

Takeovers and Mergers By-Laws), not having such control at the date of this Agreement, obtain(s) control (as defined in section 4 of the Companies Act Chap. 81:01) of the Borrower; or

(o)	the Guarantee of any Guarantor is not (or is alleged by such person not to

be) valid and in full force and effect; or

(P) any event described in paragraphs (a) to (k) inclusive above or any analogous event occurs to or in respect of PSI, PSE, or any member of the Group; or

(q) any other event or series of events or any circumstances whether related or not (including but without limitation any material adverse change in the financial, economic and political environment in Trinidad and Tobago, any adverse change in the business, assets or financial condition of the Borrower, PSI, PSE or any members of the Group, taken as a whole) occur(s) or arise(s) which, in the reasonable opinion of the Bank, may have a material adverse effect on the Borrower, PSI, PSE or any member of the Group, taken as a whole or its respective ability or willingness to perform or comply with any of its respective obligations under this Agreement and/or any Related Document (including but without limitation the obligations of the Borrower to make any payments under this Loan Agreement and the Related Documents).

11.2 Rights on a Default

The Bank may (without prejudice to any of its rights) upon and at any time after the happening of an Event of Default (whether or notice of same shall have been provided by the Borrower), so long as the same is continuing, by notice to the Borrower declare that:

(a)
the Commitment of the Bank and any obligation of the Bank to make any Advance shall be terminated, whereupon such Commitment shall be reduced to zero and such obligation shall be terminated forthwith; and/or

(b)	the Loan has become immediately due and payable, whereupon the Borrower shall forthwith repay the same together with all interest accrued and all other sums payable under this Agreement; and/or

(c) the Loan has become due and payable on demand, whereupon the Loan and all interest and other sums payable under this Agreement shall at all times after such declaration be due and payable forthwith on demand.

12 INDEMNITIES 12.1 Indemnities

The Borrower shall on demand indemnify the Bank against any liability, loss or expense which the Bank shall certify as incurred by it as a consequence of:

(a)	any default in payment by the Borrower of any sum under this Agreement when due;

(b)	the occurrence of any Event of Default;

(c)	any repayment of any Advance or part thereof being received otherwise than on a Payment Date;

(d)
the early breaking, termination or reversing (in whole or in part) of any agreement or arrangement entered into by the Bank with the Borrower or any third party for the purpose of or in connection with fixing, capping the rate of or otherwise hedging interest payable under this Agreement; or

(e)	any Advance not being made for any reason (excluding any default by the Bank) after a Drawdown Notice therefor has been given including in any such case, but not limited to, any loss of profit and any loss or expense incurred in maintaining or funding the Loan or any Advance or other sum or in liquidating or re-employing deposits from third parties acquired or contracted for in order to effect or maintain the same.

12.2 Currency

If, under any applicable law or regulation or pursuant to a judgment or order being made or registered against or the liquidation of the Borrower or without limitation for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the 'payment currency') other than the currency in which such payment is expressed to be due under or in connection with this Agreement (the `contractual currency') then, to the extent that the amount of such payment actually received by the Bank, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Agreement, the Borrower, as a separate and independent obligation, shall indemnify and hold harmless the Bank against the amount of such shortfall. For the purposes of this Clause, the 'rate of exchange' means the rate at which the Bank is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Borrower shall be liable for) any premium and other costs of exchange including any Taxes incurred by reason of any such exchange.

13 TAXES

13.1 Grossing up payments

All payments to be made by the Borrower under this Agreement shall be made free and clear of and without deduction for or on account of Taxes unless the Borrower is required to make such a payment subject to the deduction or withholding of Taxes, in which case the amount payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives and retains (free from any liability in respect of any such deduction or withholding) a net amount equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

13.2Notification

If at any time the Borrower is required by law to make any deduction or withholding from any sum payable by it under this Agreement (or if subsequently there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), it shall promptly notify the Bank upon becoming aware of the same.

13.3Tax receipts

If the Borrower is required to make any deduction or withholding from any payment hereunder, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Bank within thirty (30) calendar days after it has made such payment to the applicable authority an original official receipt issued by such authority and any other appropriate evidence of the payment to such authority of all amounts so required to be deducted or withheld.

13.4Indemnity

The Borrower shall indemnify and hold harmless the Bank against, and reimburse it on demand, the amount of any Taxes so deducted withheld or accounted for and paid by the Borrower whether or not such Taxes were correctly or legally assessed or demanded.

14            CHANGES IN CIRCUMSTANCES

14.1            Illegality

If at any time it is or becomes unlawful, or contrary to any request from or requirement of any central bank or other fiscal monetary or other authority (whether or not having the force of law), for the Bank to make fund or allow to remain outstanding any Advance or part of the Loan, then the Bank shall promptly after becoming aware of the same deliver to the Borrower a certificate to that effect and:

(a)	the Bank shall not thereafter be obliged to make any Advance and its Commitment shall be reduced to zero; and

(b)
if the Bank so requires, the Borrower shall not later than such date as the Bank shall have specified (such date not being earlier than seven (7) Business Days prior to the latest permitted date) repay each Advance together with accrued interest thereon and any other amounts then due to the Bank hereunder.

15            GENERAL

15.1            Set-off

(1) The Bank may, without prior notice to the Borrower, apply any credit balance (whether or not then due and in whatever currency) which is at any time held by any office or branch of the Bank for the account of the Borrower in or towards satisfaction of any sum then due and payable from the Borrower under this

Agreement or any Related Document and in respect of which a default in payment has occurred. The Bank will promptly notify the Borrower of such application.

(2) For the purposes of exercising any rights under this Clause, or any rights under the general law, the Bank may convert or translate all or any part of such a credit balance into another currency applying a rate which in its opinion fairly reflects prevailing rates of exchange.

[Missing Graphic Reference]
The Bank is not obliged to exercise any of its rights under this Clause, which shall be without prejudice and in addition to any rights under the general law.

In this Clause 'rights under the general law' means any right of set off, combination or consolidation of accounts, lien or similar right which the Bank has under any applicable law.

15.2Assignment and Facility Offices

(1)
This Agreement shall be binding upon, and enure for the benefit of, each of the parties hereto and their respective successors and permitted assigns (and any person to whom the Bank shall transfer or novate any rights and/or obligations under this Agreement).

(2)	The Borrower may not, without the prior written approval of the Bank, such approval not to be unreasonably withheld, assign or transfer any of its rights, benefits or obligations under this Agreement.

(3)
Upon twenty-one (21) calendar days' prior written notice to the Borrower of any such intended assignment or transfer, the Bank may assign all or any part of its rights or benefits or transfer all or any part of its obligations under this Agreement or any Related Document. The Borrower shall enter into all documents specified by the Bank to be necessary to give effect to any such assignment or transfer.

(4)
Upon twenty-one (21) calendar days' prior written notice to the Borrower of any such intended disclosure, the Bank may disclose on a confidential basis to any actual or potential assignee or transferee of any rights, benefits or obligations under this Agreement or any Related Document such information about the Borrower and its business and financial condition as the Bank shall reasonably consider appropriate.

(5) The Bank may at any time and from time to time change its facility office (being the office out of which it will make available and maintain its Commitment arid/or any Advance or any part thereof) in which event it will promptly give the Borrower notice thereof.

15.3Notices

(1) Every notice or other communication under this Agreement shall be in writing and may be delivered personally or by letter or facsimile transmission despatched as follows:

(a)	if to the Bank, at its address specified at the head of this Agreement or to the following numbers:

FirstCaribbean International Bank (Trinidad & Tobago) Limited 74 Long Circular Road

Maraval
Fax No. + (868) 622-4989
Attention: The Managing Director

(b)	if to the Borrower, at its address specified below or its registered or principal office for the time being or to the following numbers:

PriceSmart (Trinidad) Limited
Corner Endeavour Road and Narsaloo Ramaya Road, Chaguanas
Facsimile + (868) 671-1865
for the attention of: The Regional Financial Controller

With a courtesy copy to: General Counsel
PriceSmart, Inc.
9740 Scranton Rd, Ste. 125
San Diego, California USA 92121 Facsimile +(858) 404-8828

or (in any case) to such other address and/or facsimile number as may be notified in accordance with this Clause by the relevant party to the other party for such purpose.

(2) Every notice or other communication shall, subject as otherwise provided in this Agreement, be deemed to have been received (if sent by post) 24 hours after dispatch and (if delivered personally or by facsimile transmission) at the time of delivery or dispatch if during normal business hours in the place of intended receipt on a Business Day in that place and otherwise at the opening of business in that place on the next succeeding such Business Day, provided that any notice or communication to be made or delivered to the Bank shall be effective only on actual receipt by the Bank.

15.4 Waivers

No delay or omission on the part of the Bank in exercising any right or remedy under this Agreement shall impair that right or remedy or operate as or be taken to be a waiver of it, nor shall any single partial or defective exercise by the Bank or any such right or remedy preclude any other or further exercise under this Agreement of that or any other right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

15.5 Severance

If at any time any of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality, validity and enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

15.6 Counterparts

This Agreement may be executed in any number of counterparts in which case this Agreement will be as effective as if all signatures on the counterparts were on a single copy of this Agreement.

15.7 Language

All notices or communications under or in connection with this Agreement (including without limitation documents to be delivered pursuant to Clause 4.1) shall be in English or, if in any other language, accompanied by a translation into English cei Lified as the Bank may require. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

15.8            Law and jurisdiction

(I)            This Agreement shall be governed by and construed in accordance with Trinidad and Tobago law.

(2)
The Borrower irrevocably agrees for the exclusive benefit of the Bank that the courts of Trinidad and Tobago shall have jurisdiction to hear and determine any suit action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and for such purposes hereby irrevocably submits to the jurisdiction of such courts.

(3)
Nothing contained in this Clause shall limit the right of the Bank to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

(4) The Borrower irrevocably waives any objection which it may have now or in the future to the courts of Trinidad and Tobago being nominated for the purpose of sub-clause (2) above and agrees not to claim that any such court is not a convenient or appropriate forum.

AS WITNESS this Agreement has been duly executed the day and year first above written.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK – SIGNATURES

APPEAR AFTER THE SCHEDULES]

SCHEDULE 1

Drawdown Notice
To: FirstCaribbean International Bank {Trinidad & Tobago) Limited 74 Long Circular Road
Maraval
For the attention of: The Managing Director
Date [                        120[ 1

Dear Sirs,

Loan Agreement dated February L1 2009

We wish to draw down the Facility Amount under the above Loan Agreement as follows:

Drawdown Date: [ 1 20[ Amount due for Financing Costs: US$[ Bank account to which balance of proceeds are to be paid:

We confirm that:

(a)	the matters represented by us and set out in Clause 10 of the Loan Agreement are true and accurate on the date of this notice as if made on such date; and

(b)	no Event of Default or Potential Default, each as defined in the Loan Agreement, has occurred and is continuing or would result from the drawing of the proposed Advance.

Yours faithfully,

for and on behalf of

PRICESMART (TRINIDAD) LIMITED

By:

Name:

Title:

SCHEDULE 2

Conditions Precedent

In this Schedule, 'certified' means certified by a director or another duly authorised officer of the Borrower or other relevant company as being a true complete and up-to-date copy as at a date no earlier than the date of this Agreement. Each of the following, unless waived, must be delivered to the Bank or its counsel at or before closing:

(I)A certified copy of the articles and by-laws and the register of members of the Borrower.

(2)
A certified copy of a resolution of the board of directors of the Borrower to be provided approving the terms of this Agreement and any Related Document required to be delivered under this Agreement to which it is expressed to be a party, authorising the person(s) executing the same to do so and authorising a person or persons to sign Drawdown Notices and all notices or other communications to be given or made by or on behalf of the Borrower under this Agreement or any such Related Document.

(3)
A certified copy of a resolution of the board of directors of each Guarantor and a special resolution duly passed by its members in general meet;:lg, each approving any Related Document to which it is expressed to be a party and authorising the person or persons signing the same to do so.

(4)	A certified copy of a solvency certificate issued by a duly authorised officer of each of the Borrower and the Guarantors confirming compliance with the provisions of Section 56 of the Companies Act.

(5)	A specimen signature, authenticated to the satisfaction of the Bank, of each person authorised to sign by the resolutions referred to in paragraphs (2) and (4) above.

(6)	Each fee payable pursuant to Clause 7 to the extent due and payable.
(7)	All Security Instruments have been executed and delivered are valid and binding and in full force and effect.

(8)	A current valuation PriceSmart Port-of-Spain prepared by a valuator acceptable to the Bank evidencing total market value of at least US$11,600,000.00 using cost, income and market value method.

(9)	A report acceptable to the Bank from Nealco Real Estate Limited evidencing a market value of at least US$4,000,000 for PriceSmart - San Fernando using comparables.

(10)	Evidence that all property taxes and other statutory payables related to the Properties and the Borrower are fully paid up and up to date.

(11)	Confirmation that the Loan does not exceed sixty-one percent (61%) of the combined market value of the Properties.

(12)	The written consent of RBTT Bank Limited to the Loan and to the Security Interests

created in respect thereof by the Borrower, PSMT and PSOL respectively.

(13)	Submission of the lease agreement for PriceSmart Port-of-Spain with terms satisfactory to the Bank.

(14)	A certified copy of the latest (consolidated) audited annual financial statements of PSMT

Trinidad/Tobago Limited.

(15)	The successful preparation, negotiation and execution of all necessary legal documentation to the satisfaction of the Bank.

(16)
The absence of any material change in the financial, political, economic or other conditions in Trinidad and Tobago that could, in the sole opinion of the Bank, affect the success of the Borrower or its ability to make any payments hereunder.

(17) No material adverse market condition has occurred in the sole opinion of the Bank. In the event of such occurrence, the Bank will have the right to vary the terms or pricing of the financing provided in this Agreement if it determines that such changes would be advisable and necessary, but will consult with the Borrower prior to implementing any changes it deems necessary. The Borrower will have the right to withdraw from the transaction if the changes in the terms or pricing are not acceptable to it without incurring any incremental costs other than the Financial Costs.

Schedule 3

Form of Collateral Mortgage – Invaders Bay

Dated as of February I 1, 2009

Between

PRICESMART (TRINIDAD) LIMITED

as Borrower

and

FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD) LIMITED

as Bank

MORTGAGE

of

PrieeSmart Port-of-Spain at Invaders Bay, Port-of-Spain

COUNSEL TO THE BANK

M. HAM•L-SMITH & CO.

ELEVEN ALBION

CORNER ALBION & DERE STREETS

PORT OF SPAIN

TEL+ (+) 1 868 821-5500

FAX: (+) 1 868 627-8564
EMAIL: MHSeTRINIDADLAW.COM
0 2007-2009 M. HAMEL-SMITH & CO -ALL RIGHTS RESERVED

MORTGAGE

Index to clauses

Definitions and Interpretation

Covenant to Pay

Security

Discharge

Restrictions

Deposit of Title Deeds

Representation and Warranties Covenants by the Borrower
Environmental Matters

Power to Remedy

Enforcement Events

Enforcement

Appointment and Powers of Receiver Lender's Liability

Protection of Third Parties

Power of Leasing

Power of Attorney'

Lender's Rights

Costs and Expenses

Continuing Security

Set-Off

Notices

Transfers

Miscellaneous

Law and Jurisdiction

TRINIDAD AND TOBAGO

This Mortgage was prepared by me

M. Glenn Hamel-Smith
Attorney at Law
in the firm of M. Hamel-Smith & Co.
Eleven Albion
Corner Albion & Dere Streets
Port of Spain
Trinidad
Admission No. HAM2003004

MORTGAGE

THIS MORTGAGE is dated the I I day of [                                                                                                                                          2009 and made BETWEEN:

(1)
PRICESMART (TRINIDAD) LIMITED a company with limited liability incorporated under the Companies Act, 1995 (Ch. 81:01 of the laws of Trinidad and Tobago) with company number P 1916 (95) A and having its registered office at Endeavour Road and Narsaloo Ramaya Road, Chaguanas, in the island of Trinidad (the `Borrower'); and

(2)
FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED a bank licensed under the Financial Institutions Act, 1993 (as amended) and incorporated as a company with limited liability under the Companies Act Chap. 81:01 of the revised laws of Trinidad and Tobago and having its registered office at 74 Long Circular Road, Maraval, Trinidad (the 'Bank')

RECITALS:

A.
This Mortgage is supplemental to a Loan Agreement dated on even date and made between the Bank and the Borrower (the 'Loan Agreement') whereunder the Bank has agreed to lend to the Borrower the sum of up to NINE MILLION FIVE HUNDRED THOUSAND US DOLLARS (US$9,500,000) upon the terms and conditions set out in the Loan Agreement.

B.
It is a condition of the Loan Agreement that, inter alia, the Borrower would grant this Mortgage to secure the obligations of the Borrower and it is intended that this Mortgage would be stamped with nominal fixed stamp duty of TWENTY-FIVE TT DOLLARS (TT$25) collateral to the Loan Agreement which is to be stamped under the bond/covenant head of stamp duty.

NOW THIS DEED WITNESSES and it is agreed and declared as follows:

DEFINITIONS AND INTERPRETATION

Unless the context otherwise requires or unless otherwise defined in this Mortgage, words and expressions shall have the same respective meanings that are ascribed to them in the Loan Agreement.

Definitions

In this Mortgage

"Advance" means the sum of NINE MILLION FIVE HUNDRED THOUSAND US DOLLARS (US$9,500,000) now advanced by the Bank to the Borrower (the receipt of which sum the Borrower hereby acknowledges).

"Agreement for Lease" means all present and future agreements, contracts, options or undertakings for or in relation to the creation of any estate, interest or right in or over the Properties (including, without limitation, in relation to any lease, licence, tenancy or right to occupy whether on a fixed term or periodic basis).

"CLPA" means the Conveyancing and Law of Properties Act (Chap.56:01).

"Default Rate" has the meaning assigned to that term in clause 1.1 of the Loan Agreement.

"Encumbrance" means any mortgage charge pledge lien assignment hypothecation security interest preferential right or trust arrangement or other encumbrance security agreement or arrangement of any kind or any right conferring a priority of payment.

"Enforcement Event" means each and every Event of Default as defined in the Loan Agreement.

"Environmental Claim" means any notice or claim from any person (including, without limitation, any regulatory authority or government agency) alleging any breach, contravention or violation of any Environmental Law by the Borrower or the existence of any liability arising from any such breach, contravention or violation, including, without limitation, liability to conduct, pay for or for damages in respect of any investigation or audit, clean-up, remediation, administrative cost or charge or expense, damage to the environment or any natural resource, property loss or damage, personal injury or any penalty attaching or relating to the presence, emission, release or leak of any harmful  or hazardous material in or to the environment.

"Environmental Laws" means all laws, directions, regulations, codes of practice, guidance notes, circulars (in the case of guidance notes and circulars having the force of law) and the like concerning the protection of the environment, human health or working conditions, including without limitation the conservation of natural resources, the production, storage, transportation, treatment, recycling or disposal of any waste or any noxious, offensive or dangerous substance or the liability of any person whether civil or criminal for any damage to or pollution of the environment or the rectification thereof or any related matters.

"Environmental Licence" means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

"Expenses" means all interest commission fees and legal and other costs charges and expenses which the Bank or any Receiver may charge or incur in relation to the Borrower or this Mortgage and the preparation negotiation and creation of this Mortgage and/or in relation to the Properties and/or breach of any provision of, and the protection realisation or enforcement of, this Mortgage in each case on a full indemnity basis.

"Insured Risks" means fire storm lightning earthquake explosion aircraft riot civil commotion malicious damage impact terrorism aircraft and other aerial devices or articles dropped therefrom tempest flood bursting and overflowing of water tanks apparatus or pipes and damage by or resulting from vehicular impact subsidence and such other risks as the Bank shall from time to time reasonably require.

"Interest Rate" has the meaning assigned to that term in clause 1.1 of the Loan Agreement.

"Lease" means in the case of the Leasehold Properties the sub-lease under which the Borrower holds the Properties short particulars of which are set out at in Part 2 of Schedule 2 and any instrument supplemental to it or which is expressed to be collateral to it or entered into pursuant to or in accordance with its terms.

"Leasehold Properties" means the property described in Part 1 of Schedule 1 together with the benefit of the right and liberties described in Part 3 of Schedule 1 (the "Rights and Liberties") but subject to and with the benefit of the covenants, conditions and restrictions set out in deed dated 27th May 2003 registered as No. DE2003 0225 7253 D001 and made between Trinbago Commercial Development Company Limited and the Borrower (the "Deed of Covenants Conditions and Restrictions").

"Loan Agreement" means the loan agreement of even date and made between the parties hereto and any variation, amendment, restatement or extension thereof or supplement thereto from time to time in force.

"Mortgage" means this mortgage and includes any instrument supplemental to or which is expressed to be collateral or entered into pursuant to or in accordance with the terms of this mortgage.

"Planning Acts" means the Town and Country Planning Act (Chap.35:01) and all regulations and orders made or confirmed under any of them.

"Properties" means the Leasehold Property together with all immovable properties thereon and any part or parts of each of them and including all rights attached or appurtenant to them and all buildings fixtures fittings plant and machinery from time to time situate on them and belonging to the Borrower.

"Receiver" means an administrative receiver, receiver and/or manager and any substitute for any such person and whether appointed under this Mortgage or pursuant to any statute or otherwise.

"Rental Income" means the gross rents licence fees and other moneys receivable now or hereafter at any time by the Borrower in respect of or arising out of any lease of the Properties or any agreement for lease or otherwise without limitation derived by the Borrower from the Properties or otherwise paid to or received by the Borrower in respect of the Properties (including without limitation all mesne profits) but save for insurance rents or service charges or the like.

"Repayment Date" has the meaning assigned to that term in the Loan Agreement.

"Secured Liabilities" means the Advance and the Expenses and all interest which the Bank may charge or incur in relation to the Borrower or this Mortgage or the enforcement of this Mortgage or the Properties on a full indemnity basis and so that interest shall be computed and compounded on the terms agreed between the parties or if not agreed according to the usual practice of the Bank as well after as before any demand or judgment.

"TT Dollars", "TT$" or "TTD" means the lawful currency from time to time of the Republic of Trinidad and Tobago.

Interpretation

In this Mortgage:

(a) references to Clauses and Schedules are to be construed as references to the clauses of and schedules to this Mortgage;

(b) references to any provisions of this Mortgage or to any other document or agreement are to be construed as references to those provisions or that document or agreement as is in force for the time being and as amended, varied, supplemented, substituted or novated from time to time;

(c) words importing the singular are to include the plural and vice versa;

(d) references to a person are to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity;

(e) references to any person are to be construed to include that person's assigns or transferees or successors in title, whether direct or indirect;

(f) references to any statutory provision are to be construed as references to that statutory provision as amended, supplemented, re-enacted or replaced from time to time (whether before or after the date of this Mortgage) and are to include any orders regulations instruments or other subordinate legislation made under or deriving validity from that statutory provision;

(g)             Clause headings are for ease of reference only and are not to affect the interpretation of this Mortgage.

COVENANT TO PAY

The Borrower covenants with the Bank that the Borrower will:

(i)	repay the Advance by specified instalments on each Payment Date as provided in the Loan Agreement and the balance due by a single balloon payment on the Repayment Date;

(ii)
pay interest on the amount of the Advance for the time being and from time to time outstanding from the date of the Advance at the Interest Rate (before and after any demand made or judgment obtained) such interest to accrue from day to day and shall be payable with the instalments of principal on each Payment Date;

(iii)pay to the Bank or discharge any other Secured Liability on demand.

If any payment falls due under this Mortgage on any day on which the Bank is not open for business in Trinidad and Tobago and banks are not generally open for business in New York or other place of payment, the due date for payment shall be extended to the next such Business Day and interest shall be adjusted accordingly.

If the Borrower fails to repay the Advance or any part thereof or interest thereon or to pay to the Bank or discharge any other Secured Liability when due, the Borrower shall pay to the Bank on demand interest on that sum at the Default Rate in the case of Expenses from the date on which the relevant Expense was incurred and in the case of any other Secured Liability from the date on which the Secured Liability became due until payment or discharge (both before and after judgment) which interest shall accrue from day to day and may be compounded in (accordance with the usual practice of the Bank) to the extent that it shall remain unpaid.

SECURITY

In further pursuance of the said agreement and for the consideration aforesaid and as a continuing security for the payment and discharge of the Secured Liabilities the Borrower as beneficial owner:

HEREBY ASSIGNS unto the Bank ALL AND SINGULAR the Leasehold Properties together with the buildings thereon and the appurtenances thereto belonging, including the Rights and Liberties, TO HOLD the same unto the Bank for all the residue now unexpired of the term of years granted by the Lease subject to the payment of the rent thereby reserved, the observance and performance of covenants, conditions and agreements on the part of the Lessee therein contained and the provisions of the Deed of Covenants Conditions and Restrictions;

HEREBY CHARGES:

(a)
By way of assignment, the Rental Income and the benefit to the Borrower of all other rights and claims to which the Borrower is now or may in the future become entitled in relation to the Properties including but not limited to all rights and claims of the Borrower against all persons who now are or have been or may become lessees, sublessees, licensees or occupiers of the Properties and all guarantors and sureties for the obligations of such persons

(b)	By way of assignment:

(i)
the benefit of all Agreements for Lease, all the proceeds of any claim, award or judgment arising out of any Agreement for Lease and all sums paid or payable to the Borrower under or in respect of any Agreement for Lease;

(ii)	all right, title and interest of the Borrower in and to all payments made under any and all present and future insurance policies in respect of the Properties,

subject in all cases to the proviso for redemption hereinafter contained and provided that nothing in these sub-clauses shall constitute the Bank as a mortgagee in possession.

The Borrower shall at any time on written demand by the Bank procure that the Rental Income shall be paid directly to its account with the Bank (or such other account as the Bank may from time to time direct) and the Borrower shall forthwith upon any such demand so instruct its lessees and occupiers of the Properties by notice in writing. Following any such demand until such payment the Borrower shall hold all Rental Income on trust for the Bank.

The Borrower shall at any time on written demand by the Bank execute as security for the payment or discharge of the Secured Liabilities a letter of set-off charge or other security agreement or instrument over or in respect of any balance from time to time standing to the credit of any account or accounts referred to in clause 3.2 in such form as the Bank may require and such document or instrument shall be prepared completed and registered by or on behalf of the Bank at the cost of the Borrower.

The Borrower shall promptly on demand and at its own cost execute and do all such assurances acts and things including without limitation execute all transfers conveyances assignments and assurances of the Properties and give all notices orders and directions which the Bank may require for perfecting or protecting this Mortgage or the priority of this Mortgage or for facilitating the realisation of the Properties or the exercise of any of the rights vested in the Bank or any Receiver.

DISCHARGE

If the Borrower shall pay to the Bank the Secured Liabilities in accordance with the covenants contained in this Mortgage the Bank at the request and cost of the Borrower will duly discharge this Mortgage and re-assign the Leasehold Properties to the Borrower or as it may direct.

RESTRICTIONS

The Borrower shall not without the prior written consent of the Bank, such consent not to be unreasonably withheld:

(a) create or permit to subsist or arise any Encumbrance or any right or option on the Properties or any part thereof. Subject as aforesaid, any mortgage of or charge on the Properties created by the Borrower (otherwise than in favour of the Bank) shall be expressed to be subject to this Mortgage;

(b) sell, convey, assign or transfer the Properties or any interest therein or otherwise part with or dispose of any Properties or assign or otherwise dispose of any moneys payable to the Borrower in relation to the Properties or agree to do any of the foregoing;

(c) exercise any of the powers of leasing or agreeing to lease vested in or conferred on mortgagors by common law or by statute or accept the surrender of any lease, underlease or tenancy or agree to do any of the foregoing;

(d) part with or share possession or occupation of the Properties or any part of it or grant any tenancy or licence to occupy the Properties or agree to do any of the foregoing;

DEPOSIT OF TITLE DEEDS

During the continuance of this security the Bank shall be entitled to hold all deeds and documents of title relating to the Properties and (if required by the Bank) copies of all policies of insurance in relation to the Properties.

REPRESENTATION AND WARRANTIES

The Borrower represents and warrants to the Bank (and such representations and warranties shall be deemed to be repeated on each day until all Secured Liabilities are fully and unconditionally paid or discharged) that:

(a) it is the legal and beneficial owner of the Properties;

(b) there subsists no breach of any law or regulation which materially and adversely affects or would affect the value of the Properties;

(c) there are no covenants, agreements, stipulations, reservations, conditions, interests, rights or other matters whatsoever which materially and adversely affect the Properties;

(d) nothing has arisen or has been created or is subsisting which would be an overriding interest over the Properties;

(e) no facility necessary for the enjoyment and use of the Properties is enjoyed on terms entitling any person to terminate or curtail its use;

(f) it has not received notice of any adverse claim by any person in respect of the ownership of the Properties or any interest in it, nor has any acknowledgement been given to any person in respect of the Properties; and

(g) to the best of its knowledge, no waste or noxious, offensive or dangerous substance has been used, disposed of, produced, stored or deposited under, on or in, or emitted from the Properties.

COVENANTS BY THE COMPANY

The Borrower covenants with the Bank at all times during the continuance of tEs security:

(a) Repair To keep the buildings installations and structures (whether fully built or in course of construction) and all fixtures and fittings therein or thereon and other erections from time to time upon the Properties in good and substantial repair and condition(fair wear and tear excepted in the case of plant and machinery) and fully protected from damage or deterioration as a result of weather or malicious damage or any other cause and to replace any fixtures and fittings which have become worn out or otherwise unfit for use by others of a like nature and equal value.

(b) Insurance To insure and keep insured the Properties against loss or damage by the Insured Risks to its full replacement value from time to time together with value added tax architects surveyors and other professional fees in such amounts as the Bank shall from time to time reasonably require and the costs and expenses of preparing the site including shoring up demolition and site clearance and loss of rents payable by the tenants or other occupiers of any Properties for a period of twelve months, to be renewable annually, or for such longer period as the Bank shall from time to time reasonably require in such office or offices and on such terms as the Bank shall approve including a mortgagees protection clause and such other provisions for the protection of the Bank as it may require with the Bank's interest noted on the policy;

(ii) to maintain such insurance over the stock in trade from to time upon the Properties as the Bank shall reasonably require;

(iii) to maintain in such office or offices as the Bank shall approve such insurance in respect of employers' liability public liability as the Bank shall reasonably require;

(iv) punctually to pay all premiums (and other moneys) in respect of such insurances and on demand to deliver to the Bank the policy or policies of all such insurances and the receipt for every such payment and all moneys received under any policy or policies of insurance, other than in respect of payments of up to FIVE HUNDRED THOUSAND US DOLLARS (US$500,000) on claims made under any policy, whether maintained or effected by the Borrower, the Bank or by a third party and whether or not in pursuance of the Borrower's obligations under this Mortgage shall be applied, at the Bank's option, but subject to the rights of any lessor under the Lease either in making good the loss or damage to the subject Properties (any deficiency being made good by the Borrower) or towards the discharge of the Secured Liabilities and any such moneys received by the Borrower shall be held by the Borrower on trust for the Bank accordingly;

(v) to comply with the terms and conditions of any policy of insurance on the Properties or otherwise contemplated by this Clause and not to do or omit to do anything whereby any such insurance may become void or voidable wholly or in part.

(c)Outgoings To pay when due all rents, rent charges (if any), rates, taxes,

charges, duties, assessments, impositions and other outgoings whatsoever charged assessed levied or imposed upon the Properties or upon the owner or occupier thereof or payable in respect of the Properties.

(d) Covenants and stipulations To perform and observe all covenants, restrictions, stipulations, provisions, regulations, conditions and agreements affecting the Properties or the use or enjoyment of it.

(e) Alterations Not without the previous written consent of the Bank not to be unreasonably withheld or delayed to demolish pull down remove or permit or suffer to be demolished pulled down or removed any building installation or structure for the time being upon the Properties or except in connection with the renewal or replacement thereof any fixtures or erect or make or suffer to be erected or made on the Properties any building' installation structure or material alteration or a change of use thereof within the meaning of the Planning Acts or otherwise commit any waste upon or destroy or injure in any manner or by any means lessen or suffer to be lessened to any material extent the value of the Properties.

(f) Reserved

(g) Planning

(i) to comply in all respects with the Planning Acts and all licences, consents, permissions or conditions granted or imposed thereunder;

(ii) not without the prior consent of the Bank such consent not to be unreasonably withheld to enter into or agree to enter into any agreement under the Planning Acts;

(iii) to comply with the requirements of any valid enforcement notice or other notice or order (whether issued under the Planning Acts or any other statute) within such time as may be specified therein or if no time is specified within such period as may be reasonably required by the

Bank and to pay to the Bank in reduction of the Secured Liabilities any compensation received as a result of any such notice or order.

(h)
Right of entry To permit representatives of the Bank with or without workmen or others to enter the Properties at all reasonable times after at least twenty-four hours prior notice except in case of emergency to view the state of repair and condition of the Properties.

(i) Statutory Notices Within ten (10) calendar days of the receipt of notice of the same by it give full particulars to the Bank of any notice, order, direction, designation, resolution or proposal having specific application to the Properties or to the area in which it is situate given or made by any planning authority or other public body or authority whatever oi in pursuance of the powers conferred by any other statute and to comply immediately with the terms thereof or if the Bank so requires or approves and at the Borrower's cost to make such objections or representations against or in respect of such notice or order as the Bank may reasonably require and any compensation received by the Borrower as a result of any such notice or order shall in the Bank's absolute discretion be applied in reduction of the Secured Liabilities.

(j) Information On request to produce to or provide for the Bank such documents or information relating to the Properties or its development as the Bank may reasonably require and promptly deliver to the Bank a copy of any notice or proceedings served by any person on the Borrower relating to any Properties or alleging any breach of any obligations relating to any Properties.

(k) Statutes To comply in all material respects with all obligations imposed under any present or future statute regulation order or instrument or under any bye-laws regulations or requirements of any competent authority or approvals licences or consents relative to the Properties or its use or enjoyment.

(1)             Leases In the case of the Leasehold Properties or subject to any lease,

Agreement for Lease or tenancy (referred to below as the 'occupational lease'):

(i) to perform and observe all covenants and conditions contained in the Lease to be perfoiiued and observed by the lessee and contained in any occupational lease to be observed by the lessor;

(ii) to enforce the due observance and performance of all obligations of all other parties to the Lease and any occupational lease;

(iii) not to waive, release or vary any of the terms of the Lease or any occupational lease, or to accept any surrender of any occupational lease or exercise any power to determine or extend the same or grant any consent or licence or conclude any rent review under the same without, in each case, the consent of the Bank which consent is not to be unreasonably withheld or delayut in circumstances in which the Borrower may not unreasonably withhold or delay its consent;

(iv) if any proceedings shall be commenced for forfeiture of the Lease or any superior lease or the landlord or any superior landlord shall attempt to re-enter under the provisions of the Lease or any superior lease the Borrower shall give immediate notice of such event in writing to the Bank and at the request of the Bank and at the expense of the Borrower take such steps as the Bank may in its absolute reasonable discretion require.

(m) Indemnity To keep the Bank (and any Receiver appointed by the Bank) fully and effectively indemnified from and against all actions, proceedings, costs, charges, claims, demands, expenses and liabilities (including Value Added Tax and any other taxes and/or legal and other professional fees) whatsoever in respect of any breach or non-observance or non-performance of any covenants obligations warranties or undertakings on the part of the Borrower contained in this Mortgage or the making good of any such breach or non-observance or nonperformance.

(n) Not to prejudice value not to do or cause or permit to be done anything which may depreciate, jeopardise or otherwise prejudice the value to the Bank of the Properties or incur any expenditure or liability of an exceptional or unusual nature;

(o) Overriding interests not without the prior written consent of the Bank to permit any person to become entitled to any proprietary right or interest which might negatively affect the value of the Properties hereby mortgaged.

ENVIRONMENTAL MATTERS

The Borrower covenants with the Bank that during the continuance of this security the Borrower shall at all times acquire and maintain all relevant Environmental Licences required by its ownership, use or occupation of the Properties and for the conduct of its business and will comply with all terms and conditions relating thereto and with all other applicable Environmental Laws and will not knowingly do or permit any act or omission whereby any such Environmental Licence would be liable to be varied or revoked;

promptly upon receipt of the same to notify the Bank of any Environmental Claim, other than an Environmental Claim of a frivolous nature by an individual not representing a government authority or regulatory body;

the Borrower will keep the Bank (and every Receiver, attorney, manager, agent and other person duly appointed by the Bank hereunder) fully and effectually indemnified from and against all liabilities, losses (including consequential losses), costs, charges and expenses caused wholly or partly, directly or indirectly by:

(a) the creation, imposition, recording or registration of any mortgage, charge, encumbrance or security interest over the Properties securing the reimbursement to or recovery by any third party (including, without limitation, any regulatory authority or government agency) of any costs, expenses or other sums incurred in consequence of a breach, contravention or violation of any Environmental Law or the release, discharge or emission of any harmful or hazardous material and the redemption, removal, vacation or discharge of any such mortgage, charge, encumbrance or other security interest;

(b) the making of any Environmental Claim against the Bank and/or any Receiver or other such person(s) or the Borrower in respect of the Properties and/or any business operations or activities thereon;

(c) any liability or potential liability upon the Bank and/or any Receiver or other such person(s) to remedy, clean-up or make good any breach, contravention or violation of any Environmental Law by the Borrower or any harm, actual or potential, to the environment caused directly or indirectly by any release, emission or discharge of any harmful or hazardous material from in or to the Properties; and/or

(d)             by reason of any breach of paragraph 9.1 above.

POWER TO REMEDY

If any building operations on the Properties are not carried out in a proper and workmanlike manner and with diligent progress to the reasonable satisfaction of the Bank or its agent the Bank may (but shall not be under any obligation so to do) serve a written notice on the Borrower advising it of such failure and the Borrower shall have such period as the Bank may reasonably specify to remedy the same failing which:

(a) the Borrower shall if required by written notice from the Bank within seven (7) calendar days assign to the Bank or as it may direct all the benefit and interest of the Borrower in any building contract sub-contract appointment of professional advisers and such other contracts or agreements as the Borrower may have relating to such building operations and will take or procure such action as is necessary or desirable to provide the Bank or the nominee of the Bank as aforesaid with privity of contract with such parties or contractors with whom the Borrower may have privity of contract and take all such other steps as Bank may reasonably require to enable the Bank to procure the completion of the said building operations; and

(b)            the Borrower shall permit the Bank at the Borrower's cost to complete or procure the completion of the said building operations

in both cases with power for the Bank and any persons authorised by the Bank to enter upon the Properties for any of the above purposes without thereby becoming a mortgagee in possession.

If the Borrower fails to perform or observe any covenant or condition in its part contained in this Mortgage, it shall be lawful for but not obligatory upon the Bank in order to make good such failure in whole or in part and at the Borrower's cost:

(a) to enter upon the Properties and effect such repairs and other works thereon as the Bank considers necessary; and/or

(b) to take such steps, give such notices, execute such works and do such things as the Bank considers necessary to comply with any requirements of or any notice, order, direction permission or proposal, given, served or made under the Planning Acts or otherwise affecting or likely to affect the Properties or its value; and/or

(c)            to insure and keep insured the Properties in such amount and in such manner as the Bank considers necessary; and/or

(d) to admit, settle, liquidate, compound or contest in such manner as the Bank thinks fit any claim or liabilities in relation to the Properties whether or not the Bank is expressly indemnified in this Mortgage against the same and to make such payments and expend or debit on account such moneys as the Bank considers necessary in that behalf but without thereby becoming a mortgagee in possession.

ENFORCEMENT EVENTS

If any Enforcement Event occurs then the Secured Liabilities shall become immediately due and payable at any time on demand by the Bank and the Bank shall cease to be under any further obligation to the Borrower.

ENFORCEMENT

The Secured Liabilities shall be deemed for the purposes of all powers implied by statute to have become due and payable within the meaning of Section 39 of the CLPA immediately on the execution of this Mortgage and Section 41 of the CLPA (restricting the power of sale) Section 47 of the CLPA (restricting the power to appoint a receiver) and Section 35 of the CLPA (restricting the right of consolidation) shall not apply to this Mortgage.

APPOINTMENT AND POWERS OF RECEIVER

At any time after the Bank shall have demanded payment of any of the Secured Liabilities or after any breach by the Borrower of any of the provisions of this Mortgage or the occurrence of an Enforcement Event or if requested by the Borrower, the Bank may appoint by writing any person or persons (whether an officer of the Bank or not) to be a Receiver of all or any part of the Properties and where more than one Receiver is appointed they may be given power to act either jointly or severally.

The Bank may from time to time determine the remuneration of the Receiver and may remove the Receiver and appoint another in his place.

The Receiver shall (so far as the law permits) be the agent of the Borrower (who shall alone be personally liable for his acts, defaults, omissions and remuneration) and shall have and be entitled to exercise all powers conferred by the CLPA in the same way as if the Receiver had been duly appointed thereunder and in addition to, but without limiting any general powers referred to above (and without prejudice to any of the Bank's powers) the Receiver shall have power in the name of the Borrower or otherwise to do the following things, namely:

(a)            to take possession of collect and get in all or any part of the Properties and for that purpose to take any proceedings as he shall think fit;

(b) to commence and/or complete any building operations on the Properties and to apply for and obtain any planning permissions, building regulation approvals and any other permissions, consents or licences in each case as he may in his absolute discretion think fit;

(c) for the purpose of exercising any of the rights, powers, authorities and discretions conferred on him by or pursuant to this Mortgage or for any other purpose to borrow moneys from the Bank or others on the security of the Properties or otherwise on such terms as he may in his absolute discretion think fit;

(d) to provide such facilities and services for tenants and generally to manage the Properties in such a manner as he shall think fit;

(e) if the Properties is leasehold to vary the terms of or surrender the lease and/or to take a new lease of it or of any part of it on such terms as he shall think fit and so that any such new lease shall ipso facto become charged to the Bank on the terms of this Mortgage so far as applicable and to execute a formal legal Mortgage over any such new lease in favour of the Bank in such form as the Bank may reasonably require;

(f) to sell, transfer, assign, let or lease or concur in selling, letting or leasing the Properties (either by public auction or private contract or otherwise) and the grant of any rights over the Properties on such terms and conditions and for such consideration including without limitation shares, securities (of any other company) or other investments payable at such time or times as he may in his absolute discretion think fit;

(g) to vary the terms of, terminate, grant renewals of or accept surrenders of leases or tenancies of the Properties in such manner and for such terms with or without a premium or other compensation or consideration including the payment of money to a lessee or tenant on a surrender with such rights relating to other parts of the Properties and containing such covenants on the part of the Borrower or otherwise and generally on such terms and conditions as in his absolute discretion he shall think fit;

(h) to make any arrangements or compromise which the Bank or he shall think fit whether in relation to any lease of the Properties or to any covenants, conditions or restrictions relating to the Properties or without limitation otherwise;

(1)to make and effect all repairs and improvements to the Properties;

(j) to enter into bonds, covenants, commitments, guarantees, indemnities and like matters and to make all payments needed to effect, maintain or satisfy the same in relation to the Properties;

(k) to settle adjust refer to arbitration compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Borrower or relating in any way to the Properties;

(1)                                 to effect such insurances of or in connection with the Properties as he shall in his absolute discretion think fit;

(m) to appoint managers officers contractors and agents for the aforesaid purposes upon such terms as to remuneration or otherwise as he may determine;

(n) to do all such other acts and things as may be considered to be incidental or conducive to any of the matters or powers aforesaid and which he lawfully may or can do.

Provided nevertheless that the Receiver shall not be authorised to exercise any of the above powers if and insofar and so long as the Bank shall in writing exclude the same whether in or at the time of his appointment or subsequently.

Any moneys received by the Receiver in the exercise of his powers under this Mortgage and under general law shall be (so far as the law permits) applied by him as follows:

(a)                                 in payment of the costs, charges and expenses of and incidental to his appointment and the exercise of all or any of his powers;

(b) in payment of his remuneration;

(c) in payment to the Bank of moneys whether for principal, interest or otherwise in arrear or accruing due under this Mortgage and any balance shall be paid to the person or persons entitled to it. LENDER'S LIABILITY

In no circumstances shall the Bank be liable to account to the Borrower as a mortgagee in possession or otherwise for any moneys not actually received unconditionally and irrevocably by the Bank.

The Bank shall be under no obligation to take any steps or institute any proceedings for the recovery of the several debts and moneys hereby mortgaged and in no circumstances shall the Bank be liable to the Borrower or any other person for any costs, charges, losses, damages, liabilities or expenses arising from or connected with any realisation of the Properties or from any act, default, omission or misconduct of the Bank or the Receiver or the officers employees or agents of either or both of them in relation to the Properties or in connection with this Mortgage or the Loan Agreement except to the extent that they shall be caused by the Bank's or (as the case may be) the Receiver's own fraud negligence or wilful misconduct or that of its respective officers or employees.

PROTECTION OF THIRD PARTIES

Any purcha.ser or any other person dealing with the Bank or any_ Receiver shall not be concerned to enquire whether the Secured Liabilities have become payable or whether any power which it or he is purporting to exercise has become exercisable or whether any money is due under this Mortgage or as to the application of any money paid, raised or borrowed or as to the propriety or regularity of any sale by or other dealing with the Bank or such Receiver. All the protection to purchasers contained in the CLPA shall apply to any person purchasing from or dealing with the Bank or any Receiver.

POWERS OF LEASING

The statutory powers of sale leasing and accepting surrenders exercisable by the Bank are hereby extended so as to authorise the Bank whether in the name of the Bank or in that of the Borrower to grant a lease or leases of the whole or any part or parts of the Properties with such rights relating to other parts of it and containing such covenants on the part of the Borrower and generally on such terms and conditions (including the payment of money to a lessee or tenant on a surrender) and whether or not at a premium as the Bank (in its absolute discretion) shall think fit.

POWER OF ATTORNEY

The Borrower hereby irrevocably appoints the Bank and the Receiver jointly and also severally the attorney and attorneys of the Borrower for the Borrower and in the name and on behalf of the Borrower and as the act and deed of the Borrower or otherwise to sign seal and deliver execute as a deed and otherwise perfect any deed assurance agreement instrument or act which may be required or may be deemed proper for any of the purposes referred to in or otherwise in connection with this Mortgage. The Borrower ratifies and confirms and agrees to ratify and confirm whatever any attorney appointed under this Clause properly does or purports to do in the exercise of all or any of the powers, authorities and discretions granted or referred to in this Mortgage.

The power of attorney hereby granted is irrevocable and for value as part of the security constituted by this Mortgage.

LENDER'S RIGHTS

At any time after this Mortgage becomes enforceable all powers of the Receiver may be exercised by the Bank whether as attorney of the Borrower or otherwise.

The Borrower agrees that at any time after this Mortgage becomes enforceable:

(a) upon any sale or other disposition in exercise of the powers contained or implied by this Mortgage the Bank may sever any fixtures from the Properties and sell the same apart from the Properties without taking possession of the Properties and apply the net proceeds of such sale in or towards satisfaction of the Secured Liabilities;

(b) the Bank may as agent of the Borrower remove and sell any chattels on the Properties, the Bank having the right to retain or set-off such proceeds of sale against any indebtedness of the Borrower to the Bank;

(c) it shall be lawful for the Bank to enter into any arrangement or accept any composition in relation to the debts hereby charged without the concurrence of the Borrower and any such arrangement or composition shall be binding on the Borrower.

The Bank shall, on receiving notice that the Borrower has encumbered or disposed of the Properties or any part of it or any interest in it, except as otherwise permitted herein or under the Loan Agreement, be entitled to close any account or accounts of the Borrower and to open a new account or accounts with the Borrower and (without prejudice to any right of the Bank to combine accounts) no money paid into or carried to the credit of any such new account shall be appropriated towards or have the effect of discharging any part of the amount due to the Bank on any such closed account. If the Bank does not open a new account or accounts immediately on receipt of such notice it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by the Borrower to the Bank shall be credited or be treated as having been credited to such new account or accounts and shall not operate to reduce the amount due from the Borrower to the Bank when it received such notice.

COSTS AND EXPENSES

The Borrower shall, on demand and on a full indemnity basis, pay to the Bank:

(a)             the amount of all costs and expenses (including legal and out-of-pocket expenses and any Value Added Tax on such costs and expenses) which the Bank and/or any Receiver incurs in connection with:

(i)            the preparation, negotiation, execution and delivery of this

Mortgage and any related document;

(ii)any stamping or registration of this Mortgage;

(iii) any actual or proposed amendment of or waiver or consent under or in connection with this Mortgage;

(iv) any discharge or release of this Mortgage;

(v) the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with, and the enforcement (or attempted enforcement) of, this Mortgage and any related document;

(vi) obtaining payment of the Secured Liabilities;

(vii)             dealing with or obtaining advice about any other matter or question arising out of or in connection with this Mortgage and any related document;

(b)             all other moneys paid by the Bank in perfecting or otherwise in connection with this Mortgage or in respect of the Properties including (without limitation) all moneys expended by the Bank under clause 8 and all moneys advanced or paid by the Bank to any Receiver for the purposes set out in clause 10.

Such costs expenses and other moneys shall be recoverable from the Borrower as a debt and may be debited to any account of the Borrower and shall bear interest accordingly at the Default Rate and shall be charged on the Properties.

CONTINUING SECURITY

This Mortgage shall be a continuing security to the Bank notwithstanding any settlement of account or other matter or thing whatsoever and shall be in addition to and shall not prejudice or affect or be prejudiced or affected by any security relating to the Properties or to any other property or any other security which the Bank may now or at any time in the future hold in respect of the Secured Liabilities or any of them and shall continue in full force and effect as a continuing security until discharged.

Neither Section 35 nor 41 of the CLPA shall apply to this security or to any security given to the Bank pursuant hereto.

SET-OFF

The Bank may, without notice to the Borrower, apply any credit balance (whether or not then due and in whatever currency) which is at any time held by any office or branch of the Bank for the account of the Borrower in or towards satisfaction of the Secured Liabilities of any of them.

For the purposes of exercising any rights either under this Clause, or any rights under the general law, the Bank may convert or translate all or any part of such a credit balance into another currency applying a rate which in the Bank's opinion fairly reflects prevailing rates of exchange.

The Bank is not obliged to exercise any of its rights under this Clause, which shall be without prejudice and in addition to any rights under the general law.

In this Clause 'rights under the general law' means any right of set-off, combination or consolidation of accounts, lien or similar right which the Bank has under any applicable law.

NOTICES

Every notice demand or other communication under this Mortgage shall be in writing and may be delivered personally or by letter despatched as follows:

(a) if to the Bank, to its address specified below or the following numbers:

FirstCaribbean International Bank (Trinidad & Tobago) Limited 74 Long Circular Road, Maraval,
Trinidad

Facsimile +(868) 622-4989

for the attention of The Managing Director;

(b) if to the Borrower, to its address specified below or its registered or principal office for the time being or to the following numbers:

PriceSmart (Trinidad) Limited

Corner Endeavour Road and Narsaloo Ramaya Road, Chaguanas
Facsimile + (868) 671-1865

for the attention of: The Regional Financial Controller

With a courtesy copy to: General Counsel

PriceSmart, Inc.

9740 Scranton Rd, Ste. 125

San Diego, California USA 92121 Facsimile +(858) 404-8828

or to such other address and/or facsimile number as may be notified in accordance with this Clause by the relevant party to the other party for such purpose.

Every notice demand or other communication shall be deemed to have been received if delivered personally or despatched by facsimile at the time of delivery or despatch if during normal business hours in the place of intended receipt on a Business Day in that place and otherwise at the opening of business in that place on the next succeeding such Business Day.

Any notices demands or other communication as aforesaid to be given by the Bank may be made by a Manager of the Bank or by any person or firm acting as attorneys at law for the Bank.

TRANSFERS

This Mortgage is freely assignable or transferable by the Bank.

The Borrower may not assign or transfer any of its obligations under this Mortgage or enter into any transaction which would result in any of those obligations passing to another person.

The Bank may disclose to any person related to the Bank and/or any person to whom it is proposing to transfer or assign or has transferred or assigned this Mortgage any information about the Borrower and any person connected or associated with it. The Borrower represents and warrants that it has (and, subject to any contrary requirement of law, will maintain) any necessary authority by or on behalf of any such person to agree to the provisions of this Clause.

MISCELLANEOUS

No delay or omission on the part of the Bank in exercising any right or remedy under this Mortgage shall impair that right or remedy or operate as or be taken to be a waiver of it; nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Mortgage of that or any other right or remedy.

The Bank's rights under this Mortgage are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Bank deems expedient.

Any waiver by the Bank of any terms of this Mortgage, or any consent or approval given by the Bank under it, shall only be effective if given in writing and then only for the purpose and upon the terms and conditions, if any, on which it is given.

If at any time any one or more of the provisions of this Mortgage is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality validity and enforceability of the remaining provisions of this Mortgage nor the legality validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or unpaired as a result.

Any certificate or determination of the Bank as to the amount of the Secured Liabilities or (without limitation) any matter provided for in this Mortgage shall, in the absence of manifest error, be conclusive and binding on the Borrower.

The Borrower certifies that this Mortgage does not contravene any of the provisions of its Charter.

LAW AND JURISDICTION

This Mortgage is governed by and shall be construed in accordance with Trinidad and Tobago law.

The Borrower irrevocably agrees for the exclusive benefit of the Bank that the Courts of Trinidad and Tobago shall have jurisdiction to hear and determine any suit action or proceeding, and to settle any dispute, which may arise out of or in connection with this Mortgage and for such purposes hereby irrevocably submits to the jurisdiction of such Courts.

Nothing contained in this Clause shall limit the right of the Bank to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

The Borrower irrevocably waives any objection which it may have now or in the future to the Courts of Trinidad and Tobago being nominated for the purpose of this Clause on the ground of venue or otherwise and agrees not to claim that any such Court is not a convenient or appropriate forum.

IN WITNESS whereof this Mortgage has been duly executed as a deed and is intended to be and is delivered on the date first above written.

[THE REMAINDER OF THIS PAGE DELIBERATELY LEFT BLANK. THE SIGNATORIES

APPEARS AT THE FOOT OF THE DEED AFTER THE SCHEDULES]

SCHEDULE 1

Part 1- Leasehold Property (PriceSmart Port-of-Spain)

ALL THAT floor space (erroneously referred to in the Second Part of the First Schedule to the Deed of Sub-Lease registered as No. DE 2001 0202 5719 D001 as that piece or parcel of land) comprising 0.5252 hectares in the upper level of the building constructed on the parcel of land being portion of the parcel of land situate at Invaders Bay, off the Audrey Jeffers Highway, in the City of Port of Spain, in the Island of Trinidad described in the First Part of the Schedule to the Deed of Sub-Lease and shown delineated aitd coloured pink and marked "(A)" on the plan annexed and marked "Y" to the Deed of Sub-Lease.

Part 2 - Lease

Deed of Sub-Lease dated the 8th February 2001 made between Trinbago Cultural Development Company Limited (the "Landlord") and the Borrower registered as No. DE2001 020257 19D001 whereby the Leasehold Property was demised to the Borrower for a period of 30 years commencing on 6th July 2001 subject to the payment of the rentals specified therein and the obligations of the Borrower to be observed and performed including the prohibition not to assign underlet grant any license or part with possession of the Leasehold Property without the prior written consent of the Landlord (such consent not to be unreasonably withheld) with a right to obtain a further 25-year Lease in certain circumstances.

Part 3 – Rights and Liberties

1.
Full right and liberty for the Tenant its servants and agents, licensees and customers in common with the Landlord its other tenants and licensees and all others having the like right to pass and repass with motor vehicles over and along the Common Areas forming part of the Development Site for the purpose of gaining access to and exit from the Demised Premises and the designated parking area.

2.
Full right and liberty for the Tenant its servants and agents, licensees and customers to the preferred parking spaces (hereinafter referred to as "the Tenant's Car Park" comprised in the area marked "(B)" comprising 1.2729 hectares shown delineated and coloured in green on the Plan hereto annexed and marked "Y".

3.
Full right and liberty for the Tenant its servants and agents, licensees and customers in common with the Landlord its other tenants and licensees and all others having the like right to use in addition to the Tenant's Car Park, the car parking area forming part of the Development Site and adjoining the Building for the purpose of parking motor vehicles thereon when visiting the Demised Premises in connection with the business carried on by the Tenant thereon.

4.
The right of free passage and running of water and soil in and through the sewers drains and channels made or to be made upon through or under the Building and the free and uninterrupted use of all gas, electric, telephone and other pipes wires cables and conduits through and under such premises so far as necessary for the enjoyment of the Demised Premises.

SIGNATORIES:

Name:
The COMMON SEAL of PRICESMART (TRINIDAD) LIMITED was hereto affixed by order and authority of the Board of Directors of the Borrower and in conformity with its Charter in the presence of the under-mentioned witness:

Title:
Witness Signature
Name
Name:
Occupation
Title:
Address

And of me,

Attorney-at-Law

Schedule 4
Form of Port Authority of Trinidad and Tobago Deed of Licence

REPUBLIC OF TRINIDAD AND TOBAGO:

DEED OF LICENCE

This Deed was prepared. by me,

M. Glenn Hamel-Smith Attorney-at-Law

M. Hamel-Smith & Co. Eleven Albion
Cor. Dere & Albion Streets Port of Spain
Admission No. HAM2003004

THIS DEED OF LICENCE is made as of the                                                                                                                                      day of , 2009

AMONG:

I. PORT AUTHORITY OF TRINIDAD AND TOBAGO a body corporate established by the Port Authority Act Chap 51:01 of the laws of the Republic of Trinidad and Tobago having its principal office at Dock Road, Port of Spain, in the Island of Trinidad

FORM OF PATT DEED OF LICENCE

FORM OF PATT DEED OF LICENCE
FORM OF PATT DEED OF LICENCE

(hereinafter called "the Landlord" which expression where the context so admits shall include its successors or assigns);

2. TRINBAGO CULTURAL DEVELOPMENT COMPANY LIMITED a company with limited liability incorporated under the Companies Act, Ch. 81:01 of the laws of Trinidad and Tobago and having its registered office at [Nos. 41-43 Comelio Street Woodbrook in the City of Port of Spain in the Island of Trinidad (hereinafter called "the Lessee" which expression where the context so admits shall include its successors or assigns);

3. PRICESMART (TRINIDAD) LIMITED a company with limited liability incorpor,[ed under the Companies Act, 1995 (Ch. 81:01 of the laws of Trinidad and Tobago) with company number P 1916 (95) A and having its registered office at Endeavour Road and Narsaloo Ramaya Road, Chaguanas, in the island of Trinidad (hereinafter called "the Tenant" which expression where the context so admits shall include its successors or assigns); and

4. FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED a bank incorporated as a company with limited liability under the Companies Act Chap. 81:01 of the laws of Trinidad and Tobago and having its registered office at 74 Long Circular Road, Maraval, in the Ward of Diego Martin, in the Island of Trinidad (hereinafter called "the Lender").

WHEREAS:

A.	Subject to the Leases described in Recital B and C, the freehold hereditaments described in the First Schedule hereto are vested in the Landlord in fee simple.

B.
Subject to the SubLease described in Recital C, the leasehold premises described in Part 1 of the Schedule hereto (hereinafter referred to as "the Development Site") are vested in the Lessee for all the unexpired residue of the term of THIRTY ONE (31) YEARS from the 1st day of May 2001 granted by a certain deed of lease (hereinafter referred to as "the Trinbago Lease") dated the 4th

4 day of May 2001 registered as No. DE2001 0131 2393 D000) and made between the Landlord of the One Part and the Lessee of the Other Part at the rent and SUBJECT to the reservation of the Landlord of the mineral rights referred to in the Trinbago Lease and subject to the observance and performance of the covenants, conditions and agreements contained therein and on the part of the Lessee to be observed and performed including a covenant not to assign, underlet part with otherwise dispose of the whole or any part of the Development Site or any right or privilege in relation thereto without the previous Consent in writing of the Landlord.

C.
The Tenant is possessed of the leasehold hereditaments described in Part 2 of the Schedule hereto (hereinafter called "the Leasehold Premises") for all the residue now unexpired of the term of thirty (30) years from the 6th day of July, 2001 created by a certain deed of sub-lease ("the Sub-Lease") dated the

8th day
a of February, 2001 registered as No. DE2001 0202 5719 D001 and made between the Lessee of the One Part and the Tenant of the Other Part (which Sub-Lease contained the prior written Consent of the Landlord attached and marked "X") together with the rights and liberties described in the Second Schedule to the Sub-Lease Subject to the restrictions set out in the Fourth Schedule to the Sub-Lease, the payment of the rent reserved by the Sub-Lease and the observance and performance of the Tenant's covenants and conditions set out and contained in the Sub-Lease.

structures thereon or any right or privilege in relation thereto conferred by the Lease without the prior consent in writing of the Landlord and also a proviso entitling the Landlord to re-enter upon the Development Site in the event of any breach by the Lessee of any of the covenants on the part of the Lessee therein contained.

E.	The Tenant being desirous of assigning the Leasehold Premises by way of security for the loan facilities under a mortgage (hereinafter called "the
Mortgage") already prepared and intended to be executed contemporaneously herewith to be given by the Tenant in favour of the Lender, the Tenant has requested the Landlord to grant it a licence so to do on the terms and subject to the conditions hereinafter contained and to grant to the Lender and the Tenant such security against the forfeiture or surrender of the Lease as is hereinafter contained.

NOW THIS DEED WITNESSETH as follows:

I.CONSENT

1.1 The Landlord hereby consents to the assignment by the Tenant to the Lender of the Leasehold Premises by way of mortgage for all the unexpired residue of the term of years granted by the Sub-Lease together with all the rights and liberties in relation thereto conferred by the Sub-Lease.

1.2	The Landlord, the Lessee and the Tenant each hereby agrees and declares that as at the date of this Licence:

1.2.1 the Lease and the Sub-Lease are in full force and effect;

1.2.2 there are no subsisting breaches of the terms and provisions of the Lease and the Sub-Lease other than those which have been previously waived or are hereby waived;

1.2.3 all rents, service charges and other payments due by the Lessee and the Tenant have been paid in full;

1.2.4 no such payments are due or owing by the Lessee or the Tenant as at the date hereof; and

1.2.5 None of the Landlord, the Lessee or the Tenant has assigned, transferred or otherwise disposed of all or any part of its rights or obligations in to or under the Lease or the Sub-Lease or in respect of the Leasehold Premises and has no notice of, and has not consented to, any assignment, transfer or other disposition by the Landlord, the Lessee or the Tenant of all or any part of the rights or obligations of the Landlord, the Lessee or the Tenant in, to or under the Lease or the Sub-Lease or in respect of the Leasehold Premises other than as provided herein.

2. WAIVER AND NOTICE

Unless and until the Mortgage is released and discharged, the Landlord hereby covenants, undertakes and agrees with the Lender that:

2.1 notwithstanding the privity of estate between the Landlord and the Lender in respect of the Tenant's covenants and conditions in the Sub-Lease assigned to the Lender by the Mortgage and save as hereinafter provided (i) the Lender shall have no liability or obligation under the Lease or the Sub-Lease, and (ii) the Lender shall not be obligated or required to perform any of the Lessee's or the Tenant's covenants or conditions under the Lease or the Sub-Lease respectively or take any action to collect or enforce any claim for payment by the Landlord under the Lease or the Sub-Lease;

 2.2 in the event that the Landlord becomes entitled to forfeit the Lease or to re-enter the Development Site by reason of (i) non-payment of the whole or any part of the rents, service charges and other payments reserved under the Lease (hereinafter called a "Payment Default"), or (ii) the Lessee's failure to perform or observe any covenant on its part contained in the Lease (hereinafter called a "Performance Default"), the Landlord will not exercise, or seek to exercise, such right to forfeit the Lease or re-enter the Leasehold Premises unless (a) it first gives written notice (hereinafter called a "Default Notice") to the Lender of the relevant Payment Default or Performance Default, and (b) in the case of a Payment Default such default continues unremedied for a period of thirty (30) calendar days after such Default Notice has been given to the Lender, and (c) in the case of a Performance Default such default has not been remedied within a reasonable period of not greater than sixty (60) calendar days after the Default Notice has been given to the Lender to cure such default (hereinafter called the "Remedial Period");

 2.3 upon delivery of any Default Notice in accordance with sub-clause 2.2(a) above, the Lender or any nominee or assignee thereof may, in its sole discretion within a period of thirty (30) calendar days after the delivery of such Default Notice, remedy a Payment Default by paying to the Landlord the full amount of the rents, service charges orother payments due and unpaid, or during the Remedial Period, remedy the Performance Default by carrying out or performing, or procuring the carrying out or performance, of any act, duty or obligation required of the Lessee under the Lease;

2.4 the Landlord will not exercise its rights to forfeit the Lease or re-enter the Leasehold Premises for any reason other than a Payment Default or a Performance Default;

2.5 the Landlord will not amend, vary or accept a surrender of, other than in accordance with the provisions of this Licence, the Lease without the Tenant first obtaining and delivering to the Landlord the consent in writing of the Lender such consent not to be unreasonably withheld or delayed.

3. NEW LEASE

3.1 The Landlord hereby covenants with the Lender that in the event of any surrender or forfeiture of the Lease for any reason other than a Payment Default or a Performance Default which has not been remedied in accordance with the terms of the Lease or this Licence, occurring at any time during the subsistence of the Mortgage, the Landlord will, upon written request by the Lender forthwith grant to the Tenant or the nominee appointed by the Tenant without further charge a lease for the same duration as the unexpired residue of the term of years granted by the Sub-Lease at the yearly rent and the service charges reserved by the Sub-Lease together with the same rights and liberties in relation thereto conferred by the Sub-Lease and upon the same terms and conditions contained in the Sub-Lease subject to the reasonable and customary costs, charges and expenses incurred by the Landlord in the preparation, stamping and registration of such replacement lease.

3.2 The Landlord hereby covenants with the Tenant and the Lender that nothing contained in the Lease, the Sub-Lease or this Licence shall debar the Tenant or the Lender from applying to a court of competent jurisdiction for relief from forfeiture or any other equitable or injunctive relief.

4. NOTICES 4.1                                   All notices to be given hereunder shall be deemed to have been properly served

(i) at the time of despatch if transmitted by facsimile, (ii) at the date of delivery if delivered personally or sent by established prepaid courier service, or (iii) at the date of actual receipt if sent by mail postage prepaid in each case addressed to the party's address specified below or at such other address as such party shall have designated by notice to the party giving or making such notice or other communication:

For the Landlord:	PORT AUTHORITY OF TRINIDAD AND TOBAGO Dock Road Port of Spain Trinidad and Tobago Attention: General Manager Facsimile: (868) 627-2666

For the Lessee:	TRINBAGO CULTURAL DEVELOPMENT COMPANY LIMITED 41-43 Cornelio Street, Woodbrook, Port-of-Spain Facsimile + (868) [ For the attention of: [

For the Tenant:	PRICESMART (TRINIDAD) LIMITED Corner Endeavour Road and Narsaloo Ramaya Road, Chaguanas Facsimile + (868) 671-1865 for the attention of: The Regional Financial Controller

With a courtesy copy to:General Counsel

PriceSmart, Inc.9740 Scranton Rd., Ste. 125 San Diego, California 92121

Fax number: 858-404-8828

For the Lender:
FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED
74 Long Circular Road,
Maraval,
Trinidad and Tobago
Attention: Head of Corporate Banking & Deputy Managing Director
Fax number: (868) 622-4989

5.PROVISO

 5.1 Provided always that save as hereinbefore mentioned this Licence shall not extend to permit or authorize any further or other dealing with or assignment, demise or underlease of the Lease, the Sub-Lease or any part thereof.

 5.2 Except as otherwise provided in this Licence the provisions of the Lease and the Sub-Lease are hereby confirmed in all respects and nothing contained in this Licence shall otherwise alter, affect, prevent or relieve the Landlord, the Lessee or the Tenant as the case may be of their respective rights, duties, obligations and liabilities under or in respect of the Lease or the Sub-Lease as the case may be.

IN WITNESS WHEREOF this Licence has been executed and delivered as a deed by PORT AUTHORITY OF TRINIDAD AND TOBAGO as of the  day of

 2009, by TRINBAGOCULTURAL DEVELOPMENT

COMPANY LIMITED as of the                                                                            day of , 2009 by
PRICESMART (TRINIDAD) LIMITED on the                                                                                                                                    day of , 2009
and by FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO)
LIMITED on the                                                                                          day of, 2009.

THE SCHEDULE ABOVE REFERRED TO:

Part 1

The Freehold Premises

Invaders Bay, Audrey Jeffers Highway, Port of Spain.

ALL AND SINGULAR those two contiguous pieces or parcels of land comprising together 9.94 ACRES (4.0236 hectares) situate at Invaders Bay, off the Audrey Jeffers Highway, in the City of Port of Spain, in the Island of Trinidad THE FIRST THEREOF shown on the plan (hereinafter referred to as "the said Plan") dated the 27th day of November 2000 prepared by Brian Moses, Licensed Land Surveyor, marked "Z" and annexed to the said Lease registered as No. DE 2001 0131 2393 D000, as Lot "1 d" comprising 5.25 ACRES (2.1245 hectares) and bounded -

on the North: on the South: on the East:
partly by other lands of the Port Authority of Trinidad and Tobago designated "Highway Reserve" separating the said lands from the Audrey Jeffers Highway and partly by other lands of the Port Authority of Trinidad and Tobago;
by a Road Reserve;
partly by the said lands of the Port Authority of Trinidad and Tobago designated "Highway Reserve" separating the said lands from the Audrey Jeffers Highway and partly by Lot "1 e" hereinafter described; and

on the West:	partly by the said Road Reserve and partly by other lands of the Port Authority of Trinidad and Tobago;

and THE SECOND THEREOF shown as Lot "1 e" on the said Plan comprising 4.69 ACRES (1.8991 hectares) and bounded –

on the North:

on the South: on the East: on the West:

partly by other lands of the Port Authority of Trinidad and Tobago designated "Highway Reserve" separating the said lands from the Audrey Jeffers Highway;
by a Road Reserve;

by the said Road Reserve; and

by Lot "1 d" hereinbefore described.

Part 2

The Leasehold Premises.

ALL that floor space (erroneously referred to in the Second Part of the First Schedule to the Deed of Sub-Lease registered as DE 2001 0202 5719 D001 described in Recital C hereto as "that piece or parcel of land") comprising 0.5252 hectares in the upper level of the building constructed on the parcel of land described in Part 1 of this Schedule situate at Invaders Bay, off the Audrey Jeffers Highway, in the City of Port of Spain, in the island of Trinidad shown delineated and coloured pink and marked "(A)" on the plan marked "Y" annexed to the said Deed of Sub-Lease.

The Common Seal of PORT
AUTHORITY OF TRINIDAD AND TOBAGO was hereto

affixed by the Secretary in the presence of

Chairman and

a Commissioner with due authority in the presence of:

Witness
Signature: Name: Occupation: Address:	And of me

Attorney-at-Law

THE COMMON SEAL of PRICESMART (TRINIDAD) LIMITED was affixed to THIS DEED by order and authority of its Board of Directors and in conformity with its By-Laws in the presence of:

Witness Signature: Name:	And of me,

Occupation: Address:	Attorney at Law

THE COMMON SEAL of FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED was affixed to THIS DEED by order and authority of its Board of Directors and in conformity with its By-Laws in the presence of:

Witness Signature: Name:	And of me,

Occupation: Address..	Attorney at Law

THE COMMON SEAL of TRINBAGO CULTURAL DEVELOPMENT COMPANY LIMITED was affixed to THIS DEED by order and authority of its Board of Directors and in conformity with its By-Laws in the presence of:
Witness Signature: Name:	And of me,

Occupation: Address:	Attorney at Law

TRINIDAD AND TOBAGO

DEED OF LICENCE

AMONG

PORT AUTHORITY OF TRINIDAD AND TOBAGO As Landlord

AND

TRINBAGO CULTURAL DE; ELOPMENT COMPANY LIMITED As Lessee
AND

PRICESMART LIMITED

As Tenant

AND

FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED As Lender

Dated the                         day of                                                        , 2009.

This Licence was prepared by:

M. Glenn Hamel-Smith

Attorney-at-Law

M. Hamel-Smith & Co.

Eleven Albion

Cor. Dere & Albion Streets

Port of Spain

Admission No. RAM2003004

Schedule 5
Form of Trinbago Cultural Development Company Limited Deed of Licence

REPUBLIC OF TRINIDAD AND TOBAGO:

DEED OF LICENCE

This Deed was prepared by me,

M. Glenn Hamel-Smith Attorney-at-Law

M. Hamel-Smith & Co. Eleven Albion
Cor. Dere & Albion Streets Port of Spain
Admission No. HAM2003004

THIS DEED OF LICENCE is made as of the                                                                                                                          day of, 2009

AMONG:

5. TRINBAGO CULTURAL DEVELOPMENT COMPANY LIMITED a company with limited liability incorporated under the Companies Act, Ch. 81:01 of the laws of Trinidad and Tobago and having its registered office at [Nos. 41-43 Cornelio Street Woodbrook in the City of Port of Spain] in the Island of Trinidad (hereinafter called "the

Landlord" which expression where the context so admits shall include its successors or assigns);

6. PRICESMART (TRINIDAD) LIMITED a company with limited liability incorporated under the Companies Act, 1995 (Ch. 81:01 of the laws of Trinidad and Tobago) with company number P 1916 (95) A and having its registered office at Endeavour Road and Narsaloo Ramaya Road, Chaguanas, in the island of Trinidad (hereinafter called "the Tenant" which expression where the context so admits shall include its successors or assigns); and

7. FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED a bank incorporated as a company with limited liability under the Companies Act Chap. 81:01 of the laws of Trinidad and Tobago and having its registered office at 74 Long Circular Road, Maraval, in the Ward of Diego Martin, in the Island of Trinidad (hereinafter called "the Lender").

WHEREAS:

A. Subject to the SubLease described in Recital B, the leasehold premises described in Part 1 of the Schedule hereto (hereinafter referred to as "the Development Site") are vested in the Landlord for all the unexpired residue of the term of THIRTY ONE (31) YEARS from the 1st day of May 2001 granted by a certain deed of lease (hereinafter referred to as "the Trinbago Lease") dated the 4th day of May 2001 registered as No. DE2001 0131 2393 D000) and made between the Port Authority of Trinidad and Tobago (`PATT') of the One Part and the Landlord of the Other Part at the rent and SUBJECT to the reservation of PATT of the mineral rights referred to in the Trinbago Lease and subject to the observance and performance of the covenants, conditions and agreements contained therein and on the part of the Landlord to be observed and performed including a covenant not to assign, underlet part with otherwise dispose of the whole or any part of the Development Site or any right or privilege in relation thereto without the previous Consent in writing of PATT.

B.
The Tenant is possessed of the leasehold hereditaments described in Part 2 of the Schedule hereto {hereinafter called "the Leasehold Premises") for all the residue now unexpired of the term of thirty (30) years from the 6th day of July, 2001 created by a certain deed of sub-lease ("the Sub-Lease") dated the 8th day of February, 2001 registered as No. DE2001 0202 5719 D001 and made between the Landlord of the One Part and the Tenant of the Other Part (which Sub-Lease contained the prior written Consent of PATT attached and marked "X") together with the rights and liberties described in the Second Schedule to the Sub-Lease Subject to the restrictions set out in the Fourth Schedule to the Sub-Lease, the payment of the rent reserved by the Sub-Lease and the observance and performance of the Tenant's covenants and conditions set out and contained in the Sub-Lease.

C.
The Sub-Lease contains a covenant by the Tenant not to assign, underlet or otherwise part with or share the possession or occupation and/or dispose of the Leasehold Premises or any part or parts thereof or any building or other structures thereon or any right or privilege in relation thereto conferred by the Sub-Lease without the prior consent in writing of the Landlord and also a proviso entitling the Landlord to re-enter upon the Leasehold Premises in the event of any breach by the Lessee of any of the covenants on the part of the Lessee therein contained.

D.The Tenant being desirous of assigning the Leasehold Premises by way of security for the loan facilities under a mortgage (hereinafter called "the
Mortgage") already                                                           prepared                               and          intendedtobeexecuted

contemporaneously herewith to be given by the Tenant in favour of the IHamel-SmithFORM OF TCDCL DEED OF LICENCE

Lender, the Tenant has requested the Landlord to grant it a licence so to do on the terms and subject to the conditions hereinafter contained and to grant to the Lender and the Tenant such security against the forfeiture or surrender of the Lease as is hereinafter contained.

E. By a separate deed of licence (the `PATT Licence') entered into contemporaneously herewith by PATT, the Lender, the Landlord and the Tenant, PATT has granted the Landlord and the Tenant a licence to assign the Leasehold Premises to the Lender by way of security for the loan facility under the Mortgage (subject to the conditions contained therein) and to grant to the Lender and the Tenant such security against the forfeiture or surrender of the Trinbago Lease as is contained therein.

NOW THIS DEED WITNESSETH as follows:

1.CONSENT

1.3 The Landlord hereby consents to the assignment by the Tenant to the Lender of the Leasehold Premises by way of mortgage for all the unexpired residue of the term of years granted by the Sub-Lease together with all the rights and liberties in relation thereto conferred by the Sub-Lease.

1.4	The Landlord and the Tenant each hereby agrees and declares that as at the date of this Licence:

12.6 the Trinbago Lease and the Sub-Lease are in full force and effect;

1.2.7 there are no subsisting breaches of the terms and provisions of the Trinbago Lease and the Sub-Lease other than those which have been previously waived or are hereby waived;

12.8 all rents, service charges and other payments due by the Landlord and the Tenant have been paid in full;

1.2.9 no such payments are due or owing by the Landlord or the Tenant as at the date hereof; and

1.2.10 Neither the Landlord nor the Tenant has assigned, transferred or otherwise disposed of all or any part of its rights or obligations in to or under the Trinbago Lease or the Sub-Lease or in respect of the Leasehold Premises and has no notice of, and has not consented to, any assignment, transfer or other disposition by PATT, the Landlord, or the Tenant of all or any part of the rights or obligations of PATT, the Landlord, or the Tenant in, to or under the Trinbago Lease or the Sub-Lease or in respect of the Leasehold Premises other than as provided herein.

2. WAIVER AND NOTICE

Unless and until the Mortgage is released and discharged, the Landlord hereby covenants, undertakes and agrees with the Lender that:

2.1 notwithstanding the privity of estate between the Landlord and the Lender in respect of the Tenant's covenants and conditions in the Sub-Lease assigned to the Lender by the Mortgage and save as hereinafter provided (i) the Lender shall have no liability or obligation under the Trinbago Lease or the Sub-Lease, and (ii) the Lender shall not be obligated or required to perform any of the Landlord's or the Tenant's covenants or conditions under the Trinbago Lease or the Sub-Lease respectively or take any action to collect or enforce any claim for payment by

PATT or the Landlord under the Trinbago Lease or the Sub-Lease;

2.2 in the event that the Landlord becomes entitled to forfeit the Sub-Lease or to re-enter the Leasehold Premises by reason of (i) non-payment of the whole or any part of the rents, service charges and other payments reserved under the Sub-Lease (hereinafter called a "Payment Default"), or (ii) the Tenant's failure to perform or observe any covenant on its part contained in the Sub-Lease (hereinafter called a "Performance Default"), the Landlord will not exercise, or seek to exercise, such right to forfeit the Sub-Lease or re-enter the Leasehold Premises unless (a) it first gives written notice (hereinafter called a "Default Notice") to the Lender of the relevant Payment Default or Performance Default, and (b) in the case of a Payment Default such default continues unremedied for a period of thirty (30) calendar days after such Default Notice has been given to the Lender, and (c) in the case of a Performance Default such default has not been remedied within a reasonable period of not greater than sixty (60) calendar days after the Default Notice has been given to the Lender to cure such default (hereinafter called the "Remedial Period");

2.3 Upon delivery of any Default Notice in accordance with sub-clause 2.2(a) above, the Lender or any nominee or assignee thereof may, in its sole discretion within a period of thirty (30) calendar days after the delivery of such Default Notice, remedy a Payment Default by paying to the Landlord the full amount of the rents, service charges or other payments due and unpaid, or during the Remedial Period, remedy the Performance Default by carrying out or performing, or procuring the carrying out or performance, of any act, duty or obligation required of the Lessee under the Lease;

2.6 the Landlord will not exercise its rights to forfeit the Sub-Lease or reenter the Leasehold Premises for any reason other than a Payment Default or a Performance Default;

2.7the Landlord will not amend, vary or accept a surrender of, other than in accordance with the provisions of this Licence, the Sub-Lease without the Tenant first obtaining and delivering to the Landlord the consent in writing of the Lender such consent not to be unreasonably withheld or delayed.

3. NEW LEASE

3.3 The Landlord hereby covenants with the Lender that in the event of any surrender or forfeiture of the Sub-Lease for any reason other than a Payment Default or a Performance Default which has not been remedied in accordance with the terms of the Sub-Lease or this Licence, occurring at any time during the subsistence of the Mortgage, the Landlord will, upon written request by the Lender forthwith grant to the Lender or the nominee appointed by the Lender without further charge a lease for the same duration as the unexpired residue of the term of years granted by the Sub-Lease at the yearly rent and the service charges reserved by the Sub-Lease together with the same rights and liberties in relation thereto conferred by the Sub-Lease and upon the same terms and conditions contained in the Sub-Lease subject to the reasonable and customary costs, charges and expenses incurred by the Landlord in the preparation, stamping and registration of such replacement lease.

3.4 The Landlord hereby covenants with the Tenant and the Lender that nothing contained in the Trinbago Lease, the Sub-Lease or this Licence shall debar the Tenant or the Lender from applying to a court of competent jurisdiction for relief from forfeiture or any other equitable or injunctive relief.

4. NOTICES

2.1 All notices to be given hereunder shall be deemed to have been properly served (i) at the time of despatch if transmitted by facsimile, (ii) at the date of delivery if delivered personally or sent by established prepaid courier service, or (iii) at the date of actual receipt if sent by mail postage prepaid in each case addressed to the party's address specified below or at such other address as such party shall have designated by notice to the party giving or making such notice or other communication:

For the Landlord: For the Tenant:
TRINBAGO CULTURAL DEVELOPMENT COMPANY LIMITED
41-43 Cornelio Street,
Woodbrook,
Port-of-Spain
Facsimile + (868) [
For the attention of: [                                                          ]
PRICESMART (TRINIDAD) LIMITED
Corner Endeavour Road and Narsaloo Ramaya Road, Chaguanas
Facsimile + (868) 671-1865
for the attention of: The Regional Financial Controller

With a courtesy copy to:General Counsel

PriceSmart, Inc.9740 Scranton Rd., Ste. 125 San Diego, California 92121

Fax number: 858-404-8828

For the Lender:
FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED
74 Long Circular Road,
Maraval,
Trinidad and Tobago
Attention: Head of Corporate Banking & Deputy Managing Director
Fax number: (868) 622-4989

FORM OF TCDCL DEED OF LICENCE

5.PROVISO

5.1 Provided always that save as hereinbefore mentioned this Licence shall not extend to permit or authorize any further or other dealing with or assignment, demise or underlease of the Sub-Lease or any part thereof.

5.2 Except as otherwise provided in this Licence the provisions of the Sub-Lease are hereby confirmed in all respects and nothing contained in this Licence shall otherwise alter, affect, prevent or relieve the Landlord or the Tenant as the case may be of their respective rights, duties, obligations and liabilities under or in respect of the Sub-Lease.

IN WITNESS WHEREOF this Licence has been executed and delivered as a deed by TRINBAGO CULTURAL DEVELOPMENT COMPANY LIMITED as of the

 day of , 2009 by PRICESMART (TRINIDAD)
LIMITED on the day of , 2009 and by FIRSTCARIBBEAN
INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED on the day of
, 2009.

THE SCHEDULE ABOVE REFERRED TO:
Part 1

The Trinbago Leasehold Premises

Invaders Bay, Audrey Jeffers Highway, Port of Spain.

ALL AND SINGULAR those two contiguous pieces or parcels of land comprising together 9.94 ACREAS (4.0236 hectares) situate at Invaders Bay, off the Audrey Jeffers Highway, in the City of Port of Spain, in the Island of Trinidad THE FIRST THEREOF shown on the plan (hereinafter referred to as "the said Plan") dated the 27th day of November 2000 prepared by Brian Moses, Licensed Land Surveyor, marked "Z" and annexed to the said Lease registered as No. DE 2001 0131 2393 D000, as Lot "1d" comprising 5.25 ACRES (2.1245 hectares) and bounded -

on the North: partly by other lands of the Port Authority of Trinidad and Tobago designated "Highway Reserve" separating the said lands from the Audrey Jeffers Highway and partly by other lands of the Port Authority of Trinidad and Tobago;

on the South: by a Road Reserve;

on the East: partly by the said lands of the Port Authority of Trinidad and Tobago designated "Highway Reserve" separating the said lands from the Audrey Jeffers Highway and partly by Lot "le" hereinafter described; and

on the West:	partly by the said Road Reserve and partly by other lands of the Port Authority of Trinidad and Tobago;

and THE SECOND THEREOF shown as Lot "le" on the said Plan comprising 4.69 ACRES (1.8991 hectares) and bounded –

on the North: partly by other lands of the Port Authority of Trinidad and Tobago designated "Highway Reserve" separating the said lands from the Audrey Jeffers Highway;

on the South:                                           by a Road Reserve;

on the East:                                           by the said Road Reserve; and

on the West:                                           by Lot "1 d" hereinbefore described.

Part 2

The Leasehold Premises.

ALL that floor space (erroneously referred to in the Second Part of the First Schedule to the Deed of Sub-Lease registered as DE 2001 0202 5719 D001 described in Recital C hereto as "that piece or parcel of land") comprising 0.5252 hectares in the upper level of the building constructed on the parcel of land described in Part 1 of this Schedule situate at Invaders Bay, off the Audrey Jeffers Highway, in the City of Port of Spain, in the island of Trinidad shown delineated and coloured pink and marked "(A)" on the plan marked "Y" annexed to the said Deed of Sub-Lease.

The Common Seal of TRINBAGO CULTURAL DEVELOPMENT COMPANY LIMITED was hereto affixed to this Deed order and authority of its Board of Directors and in conformity with its By-Laws in the presence of:

Witness

Signature:                                                                 And of me,

Name:
Occupation:                                                                 Attorney-at-Law
Address:

THE COMMON SEAL of PRICESMART (TRINIDAD) LIMITED was affixed to THIS DEED by order and authority of its Board of Directors and in conformity with its By-Laws in the presence of:

Witness
Signature: And of me,

Name:

Occupation: Address:	Attorney at Law

THE COMMON SEAL of FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED was affixed to THIS DEED by order and authority of its Board of Directors and in conformity with its By-Laws in the presence of:

Witness Signature:	And of me,
Name:
Occupation: Address:	Attorney at Law

DEED OF LICENCE

AMONG

TRINBAGO CULTURAL DEVELOPMENT COMPANY LIMITED

As Landlord

AND

PRICESMART (TRINIDAD) LIMITED

As Tenant

AND

FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED

As Lender

Dated the                                                         day of                                      , 2009.

This Licence was prepared by:

M. Glenn Hamel-Smith

Attorney-at-Law

M. Hamel-Smith & Co.

Eleven Albion

Cor. Dere & Albion Streets

Port of Spain

Admission No. HAM2003004

FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED (in its capacity as the Bank)

Name: Title:

PRICESMART TRINIDAD LIMITED (in its capacity as Borrower)

Name: Atul Kumar Patel Title: Director	Name: Lisa Maharaj Title: Regional Tax Manager